                                                                    EXHIBIT 10.1


                                   $50,000,000

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT



                                      among

                                METALLURG, INC.,
                    SHIELDALLOY METALLURGICAL CORPORATION and
                     METALLURG INTERNATIONAL RESOURCES, INC.

                                  as Borrowers

                            METALLURG SERVICES, INC.,
                              MIR (CHINA), INC. and
                         METALLURG HOLDINGS CORPORATION

                                  as Guarantors

                                BANKBOSTON, N.A.

                 as Agent for the lending institutions listed on
                  Schedule 1 hereto (collectively, the "Banks")

                                       and

                                    the BANKS


                                October 29, 1999

                                TABLE OF CONTENTS

Section 1.     Definitions........................................................2

Section 2.     Revolving Credit Facility..........................................26
Section 2.1    Commitment to Lend.................................................26
Section 2.2    Interest...........................................................27
Section 2.3    Repayments and Prepayments.........................................28
Section 2.4    Settlements; Failure to Make Funds Available.......................31
Section 2.5    Conversion Options.................................................32
Section 2.6    Funds for Loans....................................................32

Section 3.     Letter of Credit Facility..........................................33
Section 3.1    Letter of Credit Commitment........................................33
Section 3.2    Reimbursement Obligation of the Borrowers..........................35
Section 3.3    Letter of Credit Payments..........................................36
Section 3.4    Obligations Absolute...............................................36
Section 3.5    Reliance by Issuer.................................................37
Section 3.6    Letter of Credit Fees..............................................37

Section 3A.    Participation in German Loans and German Collateral Instruments....37
Section 3A.1   Participation in German Loans......................................37
Section 3A.2   Participation in German Collateral Instruments.....................38
Section 3A.3   Common Participation Provisions....................................39
Section 3A.4   German Risk Participation Fees.....................................40
Section 3A.5   Nature of Banks' Interest..........................................41

Section 4.     Changes in Circumstances...........................................42
Section 4.1    Inability to Determine Eurodollar Rate.............................42
Section 4.2    Illegality.........................................................42
Section 4.3    Additional Costs, etc..............................................42
Section 4.4    Capital Adequacy...................................................44
Section 4.5    Certificate........................................................44
Section 4.6    Indemnity..........................................................44

Section 5.     Fees and Payments..................................................45

Section 6.     Collateral Security and Guaranty...................................48
Section 6.1    Security of Borrowers..............................................48
Section 6.2    Guaranty and Security of Subsidiaries..............................48
Section 6.3    Collateral Security Perfection.....................................49
Section 6.4    Guaranty...........................................................49
Section 6.5    Borrowers' Waivers of Suretyship Defenses..........................50
Section 6.6    No Restrictions on Foreign Subsidiaries............................51
Section 6.7    German Guaranty....................................................51

Section 7.     Representations and Warranties.....................................54

Section 8.     Conditions Precedent...............................................58

Section 9.     Covenants..........................................................61
Section 9.1    Affirmative Covenants..............................................61
Section 9.2    Negative Covenants.................................................65
Section 9.3    Financial Covenants................................................70

Section 10.    Events of Default; Acceleration....................................71

Section 11.    Distribution of Collateral Proceeds................................74

Section 12.    Setoff.............................................................75

Section 13.    The Agent..........................................................76
Section 13.1   Authorization......................................................76
Section 13.2   Employees and Agents...............................................77
Section 13.3   No Liability.......................................................77
Section 13.4   No Representations.................................................77
Section 13.5   Payments; Distributions; Delinquent Banks..........................77
Section 13.6   Holders of Notes...................................................78
Section 13.7   Indemnity..........................................................78
Section 13.8   Agent as Bank......................................................79
Section 13.9   Resignation........................................................79
Section 13.10  Notification of Defaults and Events of Default.....................79
Section 13.11  Duties in the Case of Enforcement..................................79
Section 13.12  Closing Documentation, etc.........................................80

Section 14.    Assignment and Participation.......................................80
Section 14.1   Conditions to Assignment by Banks..................................80
Section 14.2   Certain Representations and Warranties; Limitations; Covenants.....80
Section 14.3   Register...........................................................81
Section 14.4   New Notes..........................................................82
Section 14.5   Participations.....................................................82
Section 14.6   Disclosure.........................................................82
Section 14.7   Assignee or Participant Affiliated with the Borrowers..............82
Section 14.8   Miscellaneous Assignment Provisions................................83
Section 14.9   Assignment by Borrowers............................................83

Section 15.    Consents, Amendments, Waivers, Etc.................................83

Section 16.    Miscellaneous......................................................84

Section 17.    Treatment of Certain Confidential Information......................87

Section 17.1   Sharing of Information with Section 20 Subsidiary..................87
Section 17.2   Confidentiality....................................................88
Section 17.3   Prior Notification.................................................88
Section 17.4   Other..............................................................88

Section 18.    Transitional Arrangements..........................................88
Section 18.1   Original Loan Agreement Superseded.................................88
Section 18.2   Return and Cancellation of Notes...................................89
Section 18.3   Interest and Fees Under Superseded Agreement.......................89

                             EXHIBITS AND SCHEDULES

Exhibit A           Form of Borrowing Base Report
Exhibit B           Form of Note
Exhibit C           Form of Loan Request
Exhibit D           Form of Assignment and Acceptance
Exhibit E           Form of Security Agreement
Exhibit F-1         Form of MI Stock Pledge Agreement
Exhibit F-2         Form of MHC Stock Pledge Agreement
Exhibit G           Form of Compliance Certificate

Schedule 1          Banks, Commitments, Commitment Percentages
Schedule 1.2        Ports of Entry
Schedule 1.3        Management Service Agreements
Schedule 3.1        Existing Letters of Credit
Schedule 7(i)       Collective Bargaining Agreements
Schedule 7(l)       Subsidiaries; Joint Ventures
Schedule 7(m)       Environmental Matters
Schedule 9.2(b)     Indebtedness
Schedule 9.2(c)     Liens
Schedule 9.2(d)     Investments

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

     This AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made as of October 29, 1999, by and among (a) METALLURG, INC., a Delaware corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MI"), SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 ("SMC") and METALLURG INTERNATIONAL RESOURCES, INC., a New York corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MIR" and together with MI and SMC, the "Borrowers"), (b) METALLURG SERVICES, INC., a New York corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MSI"), MIR (CHINA), INC., a Delaware corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MIR China"), and METALLURG HOLDINGS CORPORATION, a New Jersey corporation having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 ("MHC" and collectively with MSI and MIR China, the "Guarantors"), (c) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 and the other lending institutions listed on Schedule 1 hereto, and (d) BANKBOSTON, N.A., as agent for itself and such other lending institutions. In addition, BankBoston, N.A., acting through its London branch office, agrees to join this Agreement and be bound by the provisions hereof as the German Lender (as such term is hereinafter defined) hereunder.

                                   BACKGROUND

     Pursuant to that certain Loan Agreement, dated as of April 14, 1997 (as amended and in effect prior to the Restatement Date, the "Original Loan Agreement"), the Banks extended to the Borrowers a revolving credit facility in an aggregate principal amount not to exceed $50,000,000, with a sublimit for letters of credit of $35,000,000. The Borrowers have requested that the Banks amend and restate such revolving credit facility in an aggregate principal amount not to exceed $50,000,000, with a sublimit for letters of credit of $35,000,000 and with provisions for the purchase of risk participation in the German Loans and German Collateral Instruments (each as defined herein) in an aggregate amount not to exceed DM20,500,000. The Banks are agreeable to providing such an amended and restated revolving credit facility to the Borrowers, with such facility to be on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

Section 1.  DEFINITIONS.  Certain capitalized terms are defined below:

     Accounts: All rights of any of the Borrowers or MCL to any payment of money for goods sold, leased or otherwise marketed in the ordinary course of business, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

     Adjusted Operating Cash Flow: For any period with respect to the North American Group, the amount equal to (a) EBITDA for such period, plus (b) to the extent not otherwise included in calculating EBITDA, interest income during such period and dividends from foreign Subsidiaries during such period, minus (c) to the extent not otherwise deducted in calculating EBITDA, cash payments for all taxes paid during such period for the North American Group, minus (d) to the extent not otherwise deducted in calculating EBITDA, capital expenditures made during such period for the North American Group to the extent permitted hereunder.

     Adjustment Date. The earlier of: (i) the date on which the Borrowers are to deliver a Compliance Certificate to the Agent pursuant to Section 9.1(a)(iv) and
(ii) the date on which such Compliance Certificate is actually delivered.

     Affiliate. Any Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, or any corporation or other organization in which such Person is the direct or indirect beneficial owner of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the aggregate equity interest.

     Agency Agreement: See Section 2.3(c).

     Agent: BankBoston, N.A. acting as agent for the Banks.

     Agent's Head Office: The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agent's Special Counsel: Bingham Dana LLP or such other counsel as may be approved by the Agent.

     Agreement: See preamble, which term shall include this Agreement and the Schedules and Exhibits hereto, each as amended and in effect from time to time.

     Allowed LME Traded Metal: Tin, aluminum and nickel.

     Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Fixed Charge Coverage Ratio, as determined for the Reference Period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

---------------------------------------------------------------------------------------------------------------------------
                                                                                     Base          Letter
                                                            Eurodollar               Rate            of          Commitment
                     Fixed Charge                           Rate Loan                Loan          Credit           Fee
    Level           Coverage Ratio                            Margin                Margin         Margin        Percentage
    -----           --------------                            ------                ------         ------        ----------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

     I         Less than or equal to 1.10:1.00                2.50%               1.00%            2.25%           .500%
---------------------------------------------------------------------------------------------------------------------------

     II        Greater than  1.10:1.00 but less than
               or equal to 1.25:1.00                          2.25%               0.50%            2.00%           .375%
---------------------------------------------------------------------------------------------------------------------------

     III       Greater than 1.25:1.00                         2.00%               0.00%            1.75%           .250%
---------------------------------------------------------------------------------------------------------------------------


     Notwithstanding the foregoing, (a) until the delivery by the Borrowers to the Agent of the certificate pursuant to Section 9.1(a)(iv) for the fiscal year of the Subsidiaries of MI ending December 31, 1999, the Applicable Margin shall be the Applicable Margin set forth above in Level II, and (b) if the Borrowers fail to deliver any certificate when required by Section 9.1(a)(iv) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the day immediately following the date on which such certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth above in Level I.

     Assignment and Acceptance: See Section 14.1.

     Bank Mendes: Bank Mendes Gans N.V., a company limited by shares incorporated under the laws of The Netherlands.

     Bank Mendes Accounts: The bank accounts maintained by MI and GfE with Bank Mendes and subject to the Interest Set-Off Agreement.

     Banks: BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 14.

     Base Rate: The higher of (a) the annual rate of interest announced from time to time by Agent at its head office as Agent's "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

     Base Rate Loans: Loans bearing interest calculated by reference to the Base Rate.

     BKB: BankBoston, N.A., a national banking association, formerly known as The First National Bank of Boston, in its individual capacity.

     Borrowers: See preamble.

     Borrowing Base: At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report and the most recent appraisal of the Eligible Fixed Assets delivered to the Banks and the Agent pursuant to Section 9.1(a)(v), which is equal to (a) the sum of (i) 85% of Eligible Accounts at such time, plus (ii) 60% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by the Borrowers in a manner consistent with their past practices) of Eligible Consignment Accounts at such time, plus (iii) 60% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by the Borrowers in a manner consistent with their past practices) of Eligible Inventory at such time, plus (iv) 75% of the Determined Value of Eligible Fixed Assets at such time, plus (b) after taking into account any requested Loan or Letter of Credit, the proceeds of which are to be used to fund the Canadian Intercompany Facility, an amount equal to the lesser of (i) the aggregate amount of the Canadian Intercompany Outstandings at such time, and (ii) the Canadian Borrowing Base at such time, plus (c) 60% of the maximum aggregate amount that the beneficiaries may draw under outstanding documentary Letters of Credit issued in connection with the purchase of inventory by the Borrowers solely to the extent that such inventory being purchased, immediately upon any drawing of any such documentary Letter of Credit, would constitute Eligible Inventory, minus (d) the amount of any Warehousemen Lien Reserve with respect to inventory of the Borrowers at such time. Notwithstanding that the Eligible Consignment Accounts and Eligible Inventory of the Borrowers shall be reported at the lower of cost or market as provided above, the Agent and the Banks hereby acknowledge that the Borrowers review their inventory for market adjustment on a quarterly basis only. The Borrowers hereby agree to adjust their inventory to the lower of cost or market on a more current basis in the event of any material decrease in the market price for any such inventory which would cause the amount of Eligible Consignment Accounts and/or Eligible Inventory to be materially misstated if not so currently adjusted, and at any time during which the amount of unused availability that the Borrowers may use to request Loans or Letters of Credit hereunder shall be less than $5,000,000 in the aggregate, the Agent may, in its discretion, require the Borrowers to adjust their inventory to the lower of cost or market on a monthly basis.

     The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 9.1(a)(v)) by the Agent by reference to the Borrowing Base Report and the appraisals of Eligible Fixed Assets delivered to the Banks and the Agent pursuant to Section 9.1(a)(vi). The components of the Borrowing Base and the Canadian Borrowing Base, the advance rates provided for therein, and the definitions contained in this Agreement governing eligibility criteria for such components of the Borrowing Base and the Canadian Borrowing Base may hereafter be adjusted or revised by the Agent in its reasonable judgment on the basis of any then recently completed commercial finance examination or appraisal or other information then recently delivered by the Borrowers to the Agent and the Banks.

     Borrowing Base Availability: On any Business Day of determination, the excess of (a) the sum of (i) the aggregate amount of Total Outstandings (excluding German Outstandings) at the close of business on such day plus (ii) the sum of the German Facility Reserves, if any, of each of the German Borrowers at the close of business on such day, over (b) the Borrowing Base, determined by reference to the most recent Borrowing Base Report and appraisal of Eligible Fixed Assets delivered to the Banks and the Agent.

     Borrowing Base Report: A report, with supporting details satisfactory to the Agent and the Banks, setting forth the Borrowers' computation of the Borrowing Base, such report to be in the form of the Exhibit A attached hereto.

     Business Day: Any day on which banks in Boston, Massachusetts, are open for business generally and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Canadian Assignment Documents: The Acknowledgment from MCL to the Agent, dated on or prior to the Restatement Date, the Collateral Assignment of Movable Hypothec from MI to the Agent, dated on or prior to the Original Closing Date, as amended and in effect on or prior to the Restatement Date, and the assignments in favor of the Agent of all security filings against MCL made under Canadian law, and each of the documents, instruments and agreements executed and delivered in connection therewith, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

     Canadian Borrowing Base: At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.1(a)(v), which is equal to the lesser of (a) $7,000,000 and (b) the sum of (i) 85% of Eligible Canadian Accounts at such time plus (ii) 60% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by MCL in a manner consistent with its past practice) of Eligible Canadian Inventory at such time, plus (iii) 60% of the maximum aggregate amount that the beneficiaries may draw under outstanding documentary Letters of Credit issued for the account of MCL in connection with the purchase of inventory by MCL solely to the extent that such inventory being purchased, immediately upon any drawing of any such documentary Letter of Credit, would constitute Eligible Canadian Inventory, minus (iv) the amount of any Warehousemen Lien Reserve with respect to inventory of MCL at such time. For purposes of determining the Canadian Borrowing Base, in order to convert the value of Eligible Canadian Accounts and Eligible Canadian Inventory from a given amount of Canadian currency into Dollars, such conversion shall be made at the Agent's spot rate of exchange for buying Dollars with such amount of Canadian currency prevailing at the Agent's close of business as of the first Business Day of the month during which the date of determination occurs or as of such other date as the Agent may from time to time reasonably require. Notwithstanding that the Eligible Canadian Inventory of MCL shall be reported at the lower of cost or market as provided above, the Agent and the Banks hereby acknowledge that MCL reviews its inventory for market adjustment on a quarterly basis only. The Borrowers hereby agree to cause MCL to adjust its inventory to the lower of cost or market on a more current basis in the event of any material decrease in the market price for any such inventory which would cause the amount of Eligible Canadian Inventory to be materially misstated if not so currently adjusted, and at any time during which the amount of unused availability that the Borrowers may use to request Loans or Letters of Credit hereunder shall be less than $7,000,000 in the aggregate, the Agent may, in its discretion, require the Borrowers to cause MCL to adjust its inventory to the lower of cost or market on a monthly basis.

     Canadian Intercompany Facility: Loans made by MI to, and Letters of Credit issued for the account of, MCL (for which MCL has agreed to reimburse MI in respect of any drawing thereunder), in each case pursuant to the Canadian Loan Documents.

     Canadian Intercompany Outstandings: At any time of reference, the sum of
(a) the aggregate principal amount of outstanding loans made by MI to MCL under the Canadian Intercompany Facility plus (b) the aggregate Maximum Drawing Amount under all Letters of Credit issued for the account of MCL under the Canadian Intercompany Facility plus the aggregate amount of unpaid Reimbursement Obligations under all Letters of Credit issued for the account of MCL under the Canadian Intercompany Facility, in each case in respect of which MCL has agreed to reimburse MI for any drawing thereunder. For purposes of determining the Canadian Intercompany Outstandings, in order to convert the amount of loans and Letters of Credit in respect thereof from a given amount of Canadian currency into Dollars, such conversion shall be made at the Agent's spot rate of exchange for buying Dollars with such amount of Canadian currency prevailing at the Agent's close of business as of the first Business Day of the month during which the date of determination occurs or as of such other date as the Agent may from time to time reasonably require.

     Canadian Loan Documents: The Canadian Security Agreements, the Canadian Note and each of the documents, instruments and agreements executed and delivered in connection therewith, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

     Canadian Note: The amended and restated note originally dated October 28, 1993, and amended and restated on or prior to the Restatement Date issued by MCL in favor of MI, in a principal amount up to $7,000,000, as amended from time to time with the consent of the Agent and the Banks, in form and substance satisfactory to the Agent and the Banks, containing provisions prohibiting MCL from setting off amounts owing to MCL by MI or any of its Affiliates, against any amounts owing to MI by MCL under the Canadian Note.

     Canadian Security Agreements: (a) the General Security Agreement dated on or prior to the Original Closing Date, made by MCL in favor of MI, and (b) the Hypothec on Movable Property dated on or prior to the Original Closing Date, between MCL and MI, each as amended or amended and restated on or prior to the Restatement Date, pursuant to an amendment or amendment and restatement, as the case may be, in form and substance satisfactory to the Agent and the Banks, and as further amended from time to time with the consent of the Agent and the Banks.

     Capitalized Leases. Leases under which any Borrower or any Subsidiary of any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Cash Collateral Account: In relation to any Borrower, one or more accounts of such Borrower with the Agent in which funds are held by the Agent, for the benefit of the Banks and the Agent, as cash collateral pursuant to the express provisions of this Agreement to secure Reimbursement Obligations and other funds from time to time invested by the Agent for the account of such Borrower as permitted hereby and, in each case, in which the Agent has a prior, perfected Lien, for the benefit of the Banks and the Agent, to secure the payment of the Obligations.

     Cash Equivalents: Investments of the types referred to in Section
9.2(d)(ii).

     CERCLA: See Section 7(m)(i).

     Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Code: The Internal Revenue Code of 1986, as amended or modified and in effect from time to time.

     Collateral: All of the property, rights and interests of the Borrowers and the Guarantors that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment: With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment (a) to make Loans to and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, and (b) to purchase risk participations from the German Lender in the German Loans and the German Collateral Instruments, in each case as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero. The aggregate Commitments of all the Banks as of the Restatement Date shall initially be $50,000,000.

     Commitment Percentage: With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Compliance Certificate: The certificate delivered by the Borrowers to the Agent pursuant to Section 9.1(a)(iv) in the form of Exhibit G attached hereto.

     Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     Consignment Accounts: Accounts arising from the sale of Consignment Inventory prior to the time when title thereto has passed to the ultimate buyer thereof from the applicable Borrower or MCL or (as the case may be) to the consignee.

     Consignment Inventory: Inventory located at the plant, warehouse or other location designated by the proposed consignee thereof, or in transit thereto, but as to which title has not yet passed to the ultimate buyer of such inventory from the applicable Borrower or MCL or (as the case may be) to the consignee.

     Consolidated or consolidated: With reference to any term defined herein, shall mean that term as applied to the accounts of a given Person and its Subsidiaries, consolidated in accordance with GAAP.

     Conversion Request: A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.5 hereof.

     Daily Cash Balance. With respect to the Borrowers and the Guarantors on any Business Day of determination, the aggregate amount of all cash and Cash Equivalents of the Borrowers and the Guarantors maintained with the Agent, determined at the close of business on such day.

     Default: An event or act which, with the giving of notice and/or the lapse of time, would become an Event of Default.

     Delinquent Bank: See Section 13.5(c).

     Determined Value: At the relevant time of reference thereto, the appraised value of such assets on an "orderly liquidation basis" determined by the most recent appraisal thereof conducted pursuant to Section 9.1(a)(vi). To the extent that any Eligible Fixed Asset is encumbered by a Lien which is a Permitted Lien not securing the Obligations and which has priority over the Lien securing the Obligations, the amount of the Indebtedness secured by such Lien shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of the term "Determined Value".

     Deutschemarks or DM: Deutschemarks in lawful currency of the Federal Republic of Germany.

     Direct Collection Letter: See Section 2.3(c).

     Distribution: The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of such class of capital stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Dollars or $: Dollars in lawful currency of the United States of America.

     Dollar Equivalent: On any date of determination, with respect to an amount denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in Deutschemarks or Euros, the amount of Dollars required to purchase that amount of Deutschemarks or Euros at the spot rate of exchange quoted by the Agent in the London foreign exchange market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Dollars with Deutschemarks or Euros, as the case may be.

     Domestic Lending Office: Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date: The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.5.

     EBITDA: With respect to the North American Group and any particular fiscal period (a) consolidated net income (or loss) of the North American Group for such period, after eliminating therefrom all extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges but before payment or provision for (i) any income taxes or interest expenses for such period, (ii) depreciation for such period, (iii) amortization for such period, and (iv) all other noncash charges for such period, all determined in accordance with GAAP, minus (b) to the extent not otherwise deducted in calculating consolidated net income (or loss) of the North American Group, non-cash items of income during such period.

     Eligible Accounts: Those Accounts of the Borrowers (net of any finance charges, late charges, credits, rebates, contras or other offsets, commissions, counterclaims or adjustments) (a) which the Borrowers reasonably determine to be collectible, (b) the account debtors in respect of which are not reasonably deemed uncreditworthy by the Majority Banks, are not debtors in any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar case or proceeding or assignors for the benefit of creditors, are not affiliated with the Borrowers or the Guarantors, and purchased the goods or services for reasonably equivalent value, (c) which are not outstanding for more than ninety
(90) days past the earlier to occur of (i) the date of invoice and (ii) the date of shipment (as to goods) or of provision (as to services), (d) which are not more than sixty (60) days past due from the due date thereof and which are on terms not to exceed thirty (30) days, (e) over which there is no Lien in favor of any person or entity other than the Agent, for the benefit of the Agent and the Banks, and in which the Agent has a valid and perfected first-priority security interest, (f) which are in payment of fully performed and undisputed obligations, (g) that are not due from any account debtor with respect to which more than fifty percent (50%) of the aggregate amount of all Accounts owing from such account debtor are not Eligible Accounts by reason of the foregoing clauses (c) or (d), (h) which are not Consignment Accounts, (i) which are payable in Dollars from an account debtor with its chief executive office or a branch office located within the United States and invoiced to and payable from such office (except to the extent that the Agent in its sole discretion shall have agreed to include Accounts payable by certain specified account debtors from offices outside of the United States, provided, that the Agent may in its discretion, upon thirty (30) days prior notice to the Borrowers, exclude any such Accounts payable from offices outside of the United States and theretofore includable in Eligible Accounts),
(j) that are not due from an account debtor located in Minnesota or New Jersey unless the owner of such Account (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year, and (k) that are not supported by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit for the benefit of the Banks and the Agent.

     Eligible Assignee: Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Eligible Canadian Accounts: Those Accounts of MCL (net of any finance charges, late charges, credits, rebates, contras or other offsets, commissions, counterclaims or adjustments) (a) which the Borrowers reasonably determine to be collectible, (b) the account debtors in respect of which are not reasonably deemed uncreditworthy by the Majority Banks, are not debtors in any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar case or proceeding or assignors for the benefit of creditors, are not affiliated with the Borrowers, MCL or the Guarantors, and purchased the goods or services for reasonably equivalent value, (c) which are not outstanding for more than ninety
(90) days past the earlier to occur of (i) the date of invoice and (ii) the date of shipment (as to goods) or of provision (as to services), (d) which are not more than sixty (60) days past due from the due date thereof and which are on terms not to exceed thirty (30) days, (e) over which there is no Lien in favor of any person or entity other than MI, and in which MI has a valid and perfected first-priority security interest (which security interest in favor of MI is collaterally assigned in favor of the Agent, for the benefit of the Agent and the Banks), (f) which are in payment of fully performed and undisputed obligations, (g) that are not due from any account debtor with respect to which more than fifty percent (50%) of the aggregate amount of all Accounts owing from such account debtor are not Eligible Accounts by reason of the foregoing clauses (c) or (d), (h) which are not Consignment Accounts, (i) which are payable in Dollars or Canadian dollars from an account debtor with its chief executive office or a branch office located within Canada or the United States and invoiced to and payable from such office, and (j) that are not supported by a letter of credit unless MI has a prior, perfected security interest in such letter of credit and such security interest has been collaterally assigned in favor of the Agent for the benefit of the Banks and the Agent.

     Eligible Canadian Inventory: Inventory owned by MCL (net of reserves for off grade inventory and intercompany profit, as such reserves may be adjusted by the Agent in its reasonable discretion on account of improvements or deteriorations in reporting of inventory), (a) which is owned, possessed and held for sale by MCL within Canada but not yet shipped (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Canadian Inventory pursuant to this clause (a)), (b) for which, if held on premises leased by MCL (other than with respect to any warehouses, the storage expenses with respect to which have been included in calculating the Warehousemen Lien Reserve for any period as set forth in the definition of Warehousemen Lien Reserve), a waiver of the lessor and, if any, sublessor, in each case reasonably satisfactory to the Agent has been delivered to the Agent, (c) over which there is no Lien in favor of any person or entity other than MI, and in which MI has a valid and perfected first-priority security interest (which Lien in favor of MI is collaterally assigned in favor of the Agent, for the benefit of the Agent and the Banks), (d) which is not Consignment Inventory and which is otherwise in the possession of MCL (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Canadian Inventory solely because it is not in the possession of MCL) unless the Agent has received a waiver from the party in possession of such inventory in form and substance reasonably satisfactory to the Agent, (e) which is not work in process, (f) which is not production and packing supplies, (g) which does not reflect any capitalized inventory variances, (h) which is not slow moving, (i) which has not been deemed by the Majority Banks to be otherwise either obsolete or unmarketable, (j) which is not held on consignment and is actually owned by MCL, and (k) which is not damaged.

     Eligible Consignment Accounts: Consignment Inventory of SMC which would constitute Eligible Inventory but for the provisions of clause (d) of the definition of Eligible Inventory (a) as to which appropriate Uniform Commercial Code financing statements showing SMC as debtor and the Agent as secured party have been filed in the appropriate filing office or offices in order to perfect the Agent's security interest therein, (b) as to which appropriate Uniform Commercial Code financing statements showing SMC as the owner and consignor of such Consignment Inventory have been filed in the appropriate filing office or offices in order to evidence SMC's ownership interest therein, such filing(s) to have been made prior to the relevant consignee's taking possession of such Consigned Inventory, and as to which such financing statements have been appropriately assigned in favor of the Agent, and (c) as to which SMC shall have notified, prior to the relevant consignee's taking possession of such Consigned Inventory, all secured creditors of such relevant consignee having a security interest of record in inventory of such relevant consignee of the intention of SMC to consign inventory to such relevant consignee.

     Eligible Fixed Assets: Those fixed personal property assets (excluding all leaseholds and real property) (a) owned by SMC and located at SMC's Newfield, New Jersey or Cambridge, Ohio facilities at the relevant time of reference thereto, (b) in which the Agent has a valid and perfected security interest for the benefit of the Banks and the Agent, (c) which are properly insured in accordance with the provisions of Section 9.1(c) and the provisions of the Security Documents, and (d) with respect to which insurance the Agent is an additional loss payee.

     Eligible In-Transit Inventory: Inventory (a) which is in transit and which has been shipped from its original place of embarkation and with respect to which the next place of debarkation is a port of entry in the United States specified on Schedule 1.2 hereto, (b) which is represented by negotiable documents of title as to which the Agent is a holder to whom such negotiable documents of title have been duly negotiated, and (c) as to which the Agent, for the benefit of the Banks and the Agent, is an additional but primary loss payee under all insurance policies covering any casualty with respect thereto.

     Eligible Inventory: Inventory owned by any of the Borrowers (net of reserves for off grade inventory and intercompany profit, as such reserves may be adjusted by the Agent in its reasonable discretion on account of improvements or deteriorations in reporting of inventory), (a) which is owned, possessed and held for sale by SMC or MI or MIR within the United States of America but not yet shipped (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Inventory pursuant to this clause (a)), (b) for which, if held on premises leased by SMC or MI or MIR (other than with respect to any warehouses, the storage expenses with respect to which have been included in calculating the Warehousemen Lien Reserve for any period as set forth in the definition of Warehousemen Lien Reserve), a waiver of the lessor and, if any, sublessor, in each case reasonably satisfactory to the Agent has been delivered to the Agent, (c) over which there is no Lien in favor of any person or entity other than the Agent, for the benefit of the Banks and the Agent, and in which the Agent has a valid and perfected first-priority security interest, (d) which is not Consignment Inventory and which is otherwise in the possession of one of the Borrowers (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Inventory solely because it is not in the possession of the Borrowers) unless the Agent has received a waiver from the party in possession of such inventory in form and substance reasonably satisfactory to the Agent, (e) which is not work in process (other than, in the case of SMC, readily measurable and identifiable work in process awaiting only final packaging in bags, drums or cans), (f) which is not production and packing supplies, (g) which does not reflect any capitalized inventory variances, (h) which, in the case of SMC, is not slow moving, (i) which has not been deemed by the Majority Banks to be otherwise either obsolete or unmarketable, (j) which is not held by the Borrowers on consignment and is actually owned by one of the Borrowers, and (k) which is not damaged.

     Environmental Laws: See Section 7(m)(i).

     EPA: See Section 7(m)(ii).

     ERISA: The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all applicable rules and regulations thereunder.

     ERISA Affiliate: Any Person which is treated as a single employer with the Borrower under Section 414 of the IRC.

     EU Treaties: The treaty establishing the European Community, being the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and by the Treaty on European Union which was signed at Maastrict on February 7, 1992 (and came into being on November 1, 1993) (the Maastrict Treaty) as further amended and in effect from time to time.

     Euros or e: The single currency adopted by certain of the member states of the European Union in accordance with the EU Treaties.

     Eurocurrency Reserve Rate: For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day: Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office: Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate: For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum of interest for the Agent (rounded upwards to the nearest 1/16 of one percent) at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans: Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default: See Section 10.

     Existing Letters of Credit: See Section 3.1(a).

     Federal Funds Effective Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     Fee Letter: See Section 5(a).

     Financials: For any person or entity in respect of any period, the consolidated and consolidating balance sheet of such person or entity and its Subsidiaries as at the end of such period, and the related consolidated and consolidating statement of income and consolidated and consolidating statement of cash flow of such person or entity for such period, each setting forth in comparative form the consolidated figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

     Fixed Charge Coverage Ratio: For any period, the ratio of Adjusted Operating Cash Flow for such period to Total Debt Service for such period.

     Foreign Exchange Contract: Any foreign exchange contract on BKB's customary form or any other writing or confirmation customary for BKB, entered into from time to time between any one or more of the Borrowers and BKB.

     Foreign Pledge Agreements: Any agreement or instrument entered into from time to time at the request of the Agent among the Agent and any of the Borrowers or Guarantors in connection with the pledge in favor of the Agent of the capital stock of any direct Subsidiary of the Borrowers or the Guarantors organized under the laws of any foreign country, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

     GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (a) generally, as in effect from time to time, and (b) for purposes of determining compliance by the Borrowers with their financial covenants set forth herein, as in effect for the fiscal year reported in the most recent Financials submitted to the Agent and the Banks prior to the Restatement Date.

     German Borrowers: The "Borrowers", as defined in the German Loan Agreement.

     German Borrowing Base: In the case of any German Borrower, the "Borrowing Base" of such German Borrower, for this purpose as the term Borrowing Base is defined in the German Loan Agreement.

     German Collateral Instrument Fees: The "Collateral Instrument Fees", as defined in the German Loan Agreement; provided, that for purposes of this Agreement only, "German Collateral Instrument Fees" shall include only the per annum fee payable under the German Loan Agreement at the rate of 1.75% of the face amount of each German Collateral Instrument and shall not include any of the German Lender's customary issuance, amendment and other administrative processing fees which are payable under the German Loan Agreement, which customary issuance, amendment and other administrative processing fees shall be for the German Lender's own account.

     German Collateral Instruments: The "Collateral Instruments", as defined in the German Loan Agreement.

     German Facility Reserve: With respect to each German Borrower at any time, the Dollar Equivalent of the excess, if any, of (a) the sum of (i) the aggregate amount of German Loans owing by such German Borrower under the German Loan Agreement, plus (ii) the maximum aggregate amount available at such time to be drawn by beneficiaries under all German Collateral Instruments issued for the account of such German Borrower under the German Loan Agreement, plus (iii) the aggregate amount of German Unpaid Reimbursement Obligations at such time in respect of German Collateral Instruments issued for the account of such German Borrower under the German Loan Agreement over (b) the German Borrowing Base of such German Borrower at such time.

     German Guaranty: The guaranty by each of the Borrowers and the Guarantors, pursuant to Section 6.7 hereof, of the German Obligations of the German Borrowers under the German Loan Agreement and each of the other German Loan Documents.

     German Lender: BKB, acting through its branch office in London, in its capacity as lender under the German Loan Agreement with respect to German Loans and German Collateral Instruments.

     German Loan Agreement: The Loan Agreement dated as of October 20, 1997, as amended and restated pursuant to that certain Supplemental Agreement dated as of July 22, 1998, and as further amended pursuant to that certain Third Amendment to Loan Agreement dated as of the Restatement Date, among the German Borrowers and the German Lender, as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

     German Loan Documents: The "Loan Documents", as defined in the German Loan Agreement.

     German Loans: The "Loans", as defined in the German Loan Agreement.

     German Maximum Drawing Amount: The "Maximum Drawing Amount", as defined in the German Loan Agreement.

     German Obligations: The "Obligations", as defined in the German Loan Agreement.

     German Outstandings: At any time, the sum of (a) the aggregate principal amount of the German Loans at such time plus (b) the German Maximum Drawing Amount at such time plus (c) the aggregate amount of German Unpaid Reimbursement Obligations at such time.

     German Reimbursement Obligations: The "Reimbursement Obligations", as defined in the German Loan Agreement.

     German Risk Participation Fee: See Section 3A.4.

     German Unpaid Reimbursement Obligations: The "Unpaid Reimbursement Obligations", as defined in the German Loan Agreement.

     GfE: GfE-Gesellschaft fur Elektrometallurgie MBH, a company incorporated under the laws of Germany and a German Borrower.

     Guaranteed Pension Plan: See Section 10(m).

     Guarantors: See preamble.

     Guaranty: The guaranty by each of the Guarantors, pursuant to Section 6.4 hereof, of the Obligations of the Borrowers under this Agreement and each of the other Loan Documents.

     Hazardous Substances: See Section 7(m)(ii).

     Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (i)     every obligation of such Person for money borrowed,

          (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (v)     every obligation of such Person under any Capitalized Lease,

          (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

          (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

          (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

          (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

     Interest Payment Date: (i) As to any Base Rate Loan, the first day of the calendar month following the calendar month which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable thereto.

     Interest Period: With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar month; and (B) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrowers shall fail to give notice as provided in Section 2.5, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Interest Set-Off Agreement. The Interest Set-Off Agreement-Guarantee dated as of September 30, 1998 between MI, GfE and Bank Mendes, in the form delivered to the Agent on or prior to the Restatement Date.

     International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     IRC: The Internal Revenue Code of 1986, as amended.

     Letter of Credit: See Section 3.1(a).

     Letter of Credit Application: See Section 3.1(a).

     Letter of Credit Participation: See Section 3.1(e).

     Letter of Credit Fees: See Section 3.6.

     Liens: Any lien, encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person including, without limitation, all statutory trust claims under the laws of Canada or any province thereof.

     Liquidity Level. An amount determined for each Business Day equal to the sum of the Borrowing Base Availability on such day plus the Daily Cash Balance on such day.

     Loan: Any loan made or to be made to the Borrowers pursuant to Section 2.

     Loan Documents: This Agreement (including the Guaranty contained herein), the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents, in each case as from time to time amended or supplemented, and all of the instruments, agreements and documents executed in connection therewith.

     Loan Request: See Section 2.1(c).

     Lock Box Account: See Section 2.3(c).

     Lock Box Agreement: The Lock Box Agreement among the Borrowers, the Guarantors and the Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, and in form and substance satisfactory to the Agent and the Banks.

     M Holdings. Metallurg Holdings, Inc., a Delaware corporation and parent of MI.

     Majority Banks: As of any date (a) the Banks holding at least fifty-one percent (51%) of the sum of (i) the outstanding principal amount of the Notes on such date plus (ii) the Letter of Credit Participations of all of the Banks in the sum of (A) the Maximum Drawing Amount on such date plus (B) any Unpaid Reimbursement Obligations on such date plus (iii) the Dollar Equivalent of the aggregate participating interests of all the Banks in the German Outstandings; and (b) if no such principal amount of the Notes and no Letters of Credit are outstanding and there are no German Outstandings, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

     Management Service Agreements: The several Management Service Agreements between MSI and several of MI's Subsidiaries described on Schedule 1.3 hereto.

     Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrowers and the Guarantors (or, as the case may be, of the Borrowers, the Guarantors and MCL), taken together, or material impairment of the ability of any of the Borrowers or any of the Guarantors (or, as the case may be, of any of the Borrowers, any of the Guarantors or MCL) to perform their obligations hereunder or under any of the other Loan Documents.

     Material Subsidiaries: At any date of determination, any Subsidiary of MI that, together with its Subsidiaries, (a) for the most recent fiscal year of MI, accounted for more than 10% of the consolidated revenues of MI and its Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of MI and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of MI and its Subsidiaries for such fiscal year, other than Gesellschaft fuer Elektrometallurgie m.b.H. or Elektrowerk Weisweiler GmbH and their Subsidiaries.

     Maturity Date: October 29, 2004.

     Maximum Drawing Amount: The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     MCL: Metallurg (Canada) Ltee./Metallurg (Canada) Ltd., a corporation organized under the laws of Quebec.

     MHC: See preamble.

     MI: See preamble.

     MI Indenture: The Indenture dated as of November 25, 1997 among MI as principal obligor, each of the Guarantors as guarantors, and IBJ Schroder Bank & Trust Company, in its capacity as trustee under the MI Indenture, or any successor thereto.

     MIR: See preamble.

     MIR China: See preamble

     MSI: See preamble.

     Net Available Cash: As defined in the MI Indenture, as in effect on the Restatement Date or as otherwise amended with the consent of the Agent and the Banks.

     New Lending Office: See Section 5(f)(iv).

     Non-U.S. Lender: See Section 5(f)(iv).

     North American Group: MI, MIR, Metallurg International Resources GmbH, Metallurg Mexico S.A. de C.V., SMC, MCL, MSI, MIR China, and MHC.

     Notes: See Section 2.1(b).

     NRC: See Section 7(d).

     Obligations: All indebtedness, obligations and liabilities of the Borrowers and the Guarantors to any of the Banks, the German Lender and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement (including the Guaranty and the German Guaranty hereunder) or any other Loan Document or any Foreign Exchange Contract or in respect of any of the Loans or German Loans made or Reimbursement Obligations or German Reimbursement Obligations incurred or any obligations under any Foreign Exchange Contract or any of the Notes, Letter of Credit Applications, Letters of Credit, German Collateral Instruments or any interest rate protection arrangements between any Borrower or Guarantor and any Bank or other instruments at any time evidencing any thereof.

     Operating Account: In relation to any Borrower, the operating account of such Borrower maintained with the Agent.

     Original Closing Date: April 14, 1997, the date on which the conditions set forth in Section 8 of the Original Credit Agreement were satisfied.

     Original Loan Agreement. See preamble.

     OSHA: The Occupational Safety and Health Act, as amended, and all rules, regulations, judgments, decrees and orders arising thereunder.

     Parent Indenture: The Indenture dated as of July 13, 1998, among M Holdings as principal obligor and United States Trust Company of New York, in its capacity as trustee under the Parent Indenture, or any successor thereto.

     Parent Note Documents: The Parent Notes, the Parent Indenture and each of the other documents, instruments and agreements executed and delivered in connection therewith.

     Parent Notes: The 12 3/4% Senior Discount Notes due 2008, the 12 3/4% Senior Discount Exchange Notes due 2008 and the 12 3/4% Senior Discount Private Exchange Notes due 2008, each issued or to be issued by M Holdings pursuant to the Parent Note Documents, as in effect on the Restatement Date.

     PBGC: The Pension Benefit Guaranty Corporation, and any successor entity or entities bearing similar responsibilities.

     Permitted Acquisition: Any asset or stock acquisition by the Borrowers or any of their Subsidiaries of assets or Persons in the same or a similar line of business as the Borrowers, including any business having the same or similar customer base as that of the Borrowers, where (i) the Borrowers have provided the Agent with five (5) Business Days prior written notice of proposed acquisition, which notice shall include a reasonably detailed description of the person or business to be acquired; (ii) the business to be acquired would not subject the Agent or the Banks to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Document; (iii) the business and assets so acquired in such Permitted Acquisition shall be acquired by the Borrowers free and clear of all liens except for Permitted Liens and all Indebtedness not otherwise prohibited under Section 9.2(b); (iv) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a Material Adverse Effect on the business, assets or financial condition of the Borrowers and their Subsidiaries; (v) the Borrowers have provided the Agent with such other information as was reasonably requested by the Agent; (vi) the Borrowers have taken or caused to be taken all necessary actions to grant to the Agent a first priority perfected lien in all assets and stock to be acquired and to ensure that any newly acquired Subsidiary becomes a Guarantor in connection with such Permitted Acquisition except to the extent not required pursuant to Section 6; (vii) the Borrowers have demonstrated to the reasonable satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with Section 9.3 on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition; (viii) the aggregate purchase price for all Permitted Acquisitions in any fiscal year of MI does not exceed $3,000,000; and (ix) the Borrowers have delivered to the Agent a certificate of the chief financial officer of each Borrower to the effect that (1) the Borrowers will be solvent upon the consummation of the Permitted Acquisition; (2) the pro forma Compliance Certificate fairly presents the financial condition of the Borrowers and their Subsidiaries as of the date thereof and after giving effect to such Permitted Acquisition and (3) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition.

     Permitted Liens: See Section 9.2(c).

     Person: Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Real Estate: All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or any of the Guarantors.

     Record: The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Reference Period. A period of four consecutive fiscal quarters of the Subsidiaries of MI.

     Register: See Section 14.3.

     Reimbursement Obligation: The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 3.2.

     Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Restatement Date: The first date on which the conditions set forth in
Section 8 have been satisfied and any Loans are to be made hereunder or converted from loans under the Original Loan Agreement or any Letter of Credit is to be issued hereunder or converted from a letter of credit under the Original Loan Agreement.

     Restricted Payment. In relation to each Borrower and its Subsidiaries, any
(a) Distribution, or (b) any payment or prepayment of any Indebtedness owing by any Borrower or its Subsidiaries to MI or M Holdings or to any other Affiliate of such Borrower or MI or M Holdings.

     Safeguard Management Agreement: Any management agreement entered into between MI and Safeguard Management Company, in accordance with the terms and conditions set forth in Section 9.2(a) and Section 9.2(e)(iii) hereof.

     Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Security Agreement: The Amended and Restated Security Agreement, dated or to be dated on or prior to the Restatement Date, among the Borrowers, the Guarantors and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time, substantially in the form of Exhibit E hereto.

     Security Documents: The Security Agreement, the Stock Pledge Agreements, the Foreign Pledge Agreements, the Canadian Assignment Documents, the Agency Agreements, the Lock Box Agreement and all other security agreements, mortgages, deeds of trust, assignments, or other instruments or documents, in form and substance satisfactory to the Agent and the Banks, which shall grant to the Agent, for the benefit of the Banks and the Agent, Liens upon all of the Collateral.

     Senior Note Documents: The Senior Notes, the MI Indenture, and each of the other documents, instruments and agreements executed and delivered in connection therewith, as each may be amended in accordance with the provisions of Section 9.2(j) hereof.

     Senior Notes: MI's 11% Senior Notes due 2007, each issued by MI pursuant to the MI Indenture, as in effect on the Restatement Date and as amended in accordance with the provisions of Section 9.2(j) hereof.

     Settlement: The making of, or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to each Bank's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Agreements: Collectively, (i) the Settlement Agreement of Environmental Claims and Issues by and among MI, SMC, the United States Environmental Protection Agency and the State of New Jersey, effective as of February 26, 1997, and (ii) the Settlement Agreement of Environmental Claims and Issues by and among MI, SMC, the United States Environmental Protection Agency and the State of Ohio, effective as of February 26, 1997.

     Settlement Amount: See Section 2.4(a).

     Settlement Date: (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following the Agent's becoming aware of the existence of an Event of Default, (d) any Business Day on which the amount of Loans outstanding from BKB plus BKB's Commitment Percentage of the sum of the Maximum Drawing Amount, any Unpaid Reimbursement Obligations and the Dollar Equivalent of any

German Outstandings is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs or (g) any Business Day on which (i) the amount of outstanding Loans decreases due to a repayment or prepayment pursuant to the provisions of Section 2.3 or otherwise, and (ii) the amount of the Agent's Loans outstanding equals zero Dollars ($0).

     Settling Bank: See Section 2.4(a).

     SMC: See preamble.

     Stock Pledge Agreements: The several stock pledge agreements, dated or to be dated on or prior to the Restatement Date, between each of MI and MHC, respectively, and the Agent, each as amended, restated, supplemented or otherwise modified and in effect from time to time, substantially in the form of Exhibits F-1 and F-2, respectively, hereto.

     Subsidiary: Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

     Taxes: See Section 5(f)(i).

     Total Commitment: The sum of the Commitments of the Banks, as in effect from time to time.

     Total Debt Service: For any period, the aggregate liability of the North American Group for interest on Indebtedness, whether expensed or capitalized including payments consisting of interest in respect of capitalized leases, for principal payments in respect of Indebtedness and for commitment fees, financing fees, and other fees and expenses in connection with the borrowing of money or obtaining of credit which are classified as interest expense, determined in accordance with GAAP.

     Total Outstandings: At any time of reference thereto, the sum of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the Maximum Drawing Amount at such time, (c) any Unpaid Reimbursement Obligations at such time to the extent not included in the Maximum Drawing Amount, and (d) the Dollar Equivalent of the aggregate German Outstandings at such time.

     Transferee: See Section 5(f)(i).

     Type: As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation: Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 3.2.

     Warehousemen Lien Reserve: At the time of reference thereto, the sum of (a) all storage expenses not then due by any Borrower or MCL, as applicable, for the then current billing period related thereto and (b) all unpaid storage expenses due by such Borrower or MCL, as applicable, for that or any earlier billing period, in each case owing by such Borrower or MCL, as applicable, to a warehouseman for storage of inventory in a warehouse for which a waiver of the warehouseman's lien satisfactory to the Bank has not been delivered to the Bank and which, in the case of each such location, does not exceed the amount of Eligible Inventory or, as the case may be, Eligible Canadian Inventory, at such location.

     Section 2. REVOLVING CREDIT FACILITY.

     Section 2.1. COMMITMENT TO LEND. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Restatement Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with Section 2.1(c), such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the Dollar Equivalent of the aggregate amount of German Outstandings, provided that (i) the aggregate amount of the Total Outstandings (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment and (ii) the sum of (A) the aggregate amount of the Total Outstandings (excluding the German Outstandings) plus (B) the sum of the German Facility Reserves, if any, of each of the German Borrowers, shall not at any time exceed the Borrowing Base.

                  (b) The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B hereto (each a "Note"), dated as of the Restatement Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

                  (c) The Borrowers shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

                  (d) Notwithstanding the notice and minimum amount requirements set forth in Section 2.1(c) but otherwise in accordance with the terms and conditions of this Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Loans to the Borrowers (i) by entry of credits to the Borrowers' Operating Accounts to cover checks or other charges which the Borrowers have drawn or made against such account, (ii) in an amount sufficient to pay to the Agent any Unpaid Reimbursement Obligations on the date on which such Reimbursement Obligations become Unpaid Reimbursement Obligations,
(iii) to cover payment of interest, fees or other charges due and payable by the Borrowers hereunder or under any of the other Loan Documents, or (iv) in an amount as otherwise requested by the Borrowers. Each of the Borrowers hereby requests and authorizes the Agent to make from time to time such Loans by means of paying Unpaid Reimbursement Obligations and by advancing funds that are credited to the Operating Account sufficient to cover checks and other items or charges then presented to the Operating Account or to cover such interest, fees or other charges. Each of the Borrowers acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1(a) and the requirements that the applicable provisions of Sections 8(a) and 8(b) (in the case of Loans made on the Restatement Date) be satisfied. All actions taken by the Agent pursuant to the provisions of this Section 2.1(d) shall be conclusive and binding on the Borrowers absent the Agent's gross negligence or willful misconduct. Loans made pursuant to this Section 2.1(d) shall be Base Rate Loans until converted in accordance with the provisions of this Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

     Section 2.2. INTEREST. (a) So long as no Event of Default has occurred and is continuing, the Borrowers shall pay interest on the Loans as follows:

                  (i) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans;

                  (ii) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans determined for such Interest Period; and

                  (iii) The Borrowers jointly and severally promise to pay interest in arrears on each Loan on each Interest Payment Date with respect thereto.

                  (b) While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the greater of (i) two percent (2.00%) per annum above the Base Rate and (ii) one percent (1.00%) per annum above the rate of interest otherwise applicable thereto pursuant to the provisions of Section 2.2(a) hereof, in either case until such amount is paid in full (after as well as before judgment) or (as the case may be) such Event of Default has been cured or waived in writing by the Majority Banks.

     Section 2.3. REPAYMENTS AND PREPAYMENTS. (a) The Borrowers hereby jointly and severally agree to pay the Banks on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. If, at any time, for any reason, including fluctuations in currency exchange rates, (i) the aggregate amount of the Total Outstandings shall exceed the Total Commitment or (ii) the sum of (A) the aggregate amount of the Total Outstandings (excluding the German Outstandings) plus (B) the sum of the German Facility Reserves, if any, of each of the German Borrowers, shall exceed the Borrowing Base, then in either such case, the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans or, if no Loans are then outstanding, to be held by the Agent as cash collateral to secure payment of all Reimbursement Obligations and all obligations of the Borrowers and the Guarantors in respect of the German Guaranty on a ratable basis up to the amount of 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings. Each payment of any Unpaid Reimbursement Obligations or German Obligations or prepayment of Loans shall be allocated among the Banks and the German Lender, as applicable, in proportion, as nearly as practicable, to each Reimbursement Obligation or German Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                  (b) The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any

Eurodollar Rate Loans pursuant to this Section 2.3 which is made on a day other than the last day of the Interest Period relating thereto shall be accompanied by payment of all amounts required to be paid by Section 4.6 hereof. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this Section 2.3 of Base Rate Loans, and three (3) Eurodollar Business Days' prior written notice of any proposed prepayment pursuant to this Section 2.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid, provided that such notice requirements shall not apply to any required prepayments made pursuant to the provisions of Section 2.3(c) hereof. Each such partial prepayment of the Loans pursuant to this Section 2.3 shall be in an integral multiple of $500,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Any amounts so repaid may be reborrowed by the Borrowers before the Maturity Date, upon the terms and subject to the conditions of this Agreement.

                  (c) Each of the Borrowers will (i) on or prior to the Restatement Date, either (A) cause each of its banks with which it has an existing depository lock box account to enter into an agency agreement (an "Agency Agreement") with the Agent, in form and substance reasonably satisfactory to the Agent and under which such depository lock box account is subject to the control of the Agent, or (B) replace any existing depository account with a depository lock box account with the Agent and under the control of the Agent, as contemplated by the terms of a Lock Box Agreement (a lock box account of any Borrower referred to either of the foregoing clauses (A) and (B) being herein referred to as a "Lock Box Account" of such Borrower), and (ii) in the case of clause (B), direct its account debtors and obligors on instruments or other obligors of such Borrower with respect to any of the Collateral pursuant to a form of notification letter (a "Direct Collection Letter") in form and substance reasonably satisfactory to the Agent and such Borrower to make all payments on or with respect to any of the Collateral due or to become due to such Borrower directly to a Lock Box Account of such Borrower. If, notwithstanding the issuance of such Direct Collection Letters, such Borrower receives any cash proceeds of any of the Collateral, whether in the form of money, checks, wire transfers or otherwise, such Borrower will hold such cash proceeds in trust for the benefit of the Agent and the Banks and turn such cash proceeds promptly over to the Agent in the identical form received by deposit to a Lock Box Account of such Borrower or to the Agent. The Agent shall, on the first Business Day (or, in the case of wire transfers received by the Agent directly or from a Lock Box Account of such Borrower before 1:00 p.m. (Boston time), on the same Business Day if the Agent is able to do so with reasonable efforts) immediately following the receipt by the Agent of any and all cash proceeds from account debtors, obligors or (as the case may be) such Borrower so deposited in the Lock Box Account of such Borrower (or such later date as the Agent determines that good collected funds will be received by the Agent), and on a provisional basis until final receipt of good collected funds, apply all such cash proceeds which were deposited to a Lock Box Account of such Borrower or otherwise received by the Agent in the form of money, checks, wire transfers or like items as follows:

                        (1) first to be applied to all Obligations then due and payable;

                        (2) second to be applied to the Loans (and thereafter, solely in respect of the net proceeds received in connection with any asset disposition permitted by Section 9.2(f) or otherwise consented to by the Agent and the Banks pursuant to Section 9.2(f), to be applied to cash collateralize Letters of Credit to the extent required by the provisions of such Section 9.2(f));

                        (3) third, so long as no Event of Default has occurred and is continuing, any excess to be credited to the Operating Account of such Borrower.

From and after the occurrence and during the continuance of an Event of Default, the Agent shall apply any such cash proceeds from account debtors, obligors or (as the case may be) any Borrower so deposited in the Lock Box Account of such Borrower in accordance with the provisions of Section 11 hereof. For purposes of the foregoing provisions of this Section 2.3(c) the Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Agent before 3:00 p.m. (Boston time) on such day. Each of the Borrowers further acknowledges and agrees that any such provisional credit by the Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items.

                  (d) The Borrowers jointly and severally agree to pay to the Agent any and all fees, costs and expenses which the Agent incurs in connection with the opening of and maintaining each Lock Box Account and depositing for collection by the Agent any check or other item of payment. Absent gross negligence or willful misconduct by the Agent, the Borrowers jointly and severally agree to indemnify the Agent and to hold the Agent harmless from and against any loss, cost or expense sustained or incurred by the Agent on account of any claims arising in connection with the Agent's operation of each Lock Box Account or in respect of any Agency Agreement or the Lock Box Agreement.

                  (e) The Borrowers shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3(e), the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     Section 2.4. SETTLEMENTS; FAILURE TO MAKE FUNDS AVAILABLE.

                  (a) On each Settlement Date, the Agent shall, not later than 10:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrowers of the respective outstanding amount of Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (the "Settling Bank") shall pay to effect a Settlement of any Loan. A statement of the Agent submitted to the Banks and the Borrowers or to the Banks with respect to any amounts owing under this
Section 2.4 shall be prima facie evidence of the amount due and owing. The Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.4 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this Section 2.4 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any of the Borrowers is a debtor prevent a Settling Bank from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Banks with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Loans.

                  (b) The Agent may, unless notified to the contrary by any Bank prior to a Settlement Date, assume that such Bank has made or will make available to the Agent on such Settlement Date the amount of such Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Settlement Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by such Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to such Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If such Bank's Settlement Amount is not made available to the Agent by such Bank within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

                  (c) The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such other Bank's Settlement Amount and (ii) shall not impose upon such other Bank any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

     Section 2.5. CONVERSION OPTIONS.

                  (a) The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Day's prior written notice of such election;
(ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

                  (b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.5(a); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.5 is scheduled to occur.

                  (c) Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000 in excess thereof.

     Section 2.6. FUNDS FOR LOANS.

                  (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 8 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

                  (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     Section 3. LETTER OF CREDIT FACILITY.

     Section 3.1. LETTER OF CREDIT COMMITMENT.

                  (a) Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the representations and warranties of the Borrowers and the Guarantors contained herein, agrees, in its individual capacity, to issue, extend and renew from time to time from the Restatement Date until but not including the date which is thirty (30) days prior to the then scheduled Maturity Date, for the account of the Borrowers, standby and documentary letters of credit (each a "Letter of Credit"), in such form as may be requested by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $35,000,000 at any one time and (ii) the sum of the Total Outstandings shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base. No Letter of

Credit shall be issued, extended or renewed with an expiration date occurring after the date which is 180 days following the then scheduled Maturity Date or which provides for drafts which may be paid after the date which is 180 days following the then scheduled Maturity Date. The Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 3.1(e) and upon the representations and warranties of the Borrowers and the Guarantors contained herein, agrees, in its individual capacity, that all letters of credit issued, extended or renewed by the Banks under the Original Loan Agreement which are outstanding on the Restatement Date and listed on Schedule 3.1 hereto (the "Existing Letters of Credit") shall, from and after the Restatement Date, be deemed Letters of Credit issued pursuant to this Section 3. All Existing Letters of Credit issued, extended or renewed under the Original Loan Agreement prior to the Restatement Date shall accrue fees, and all fees thereon shall be payable, in the amounts and pursuant to the terms of Section 3.6 of this Loan Agreement from and after the Restatement Date. Any Existing Letters of Credit which are extended or renewed from and after the Restatement Date shall accrue fees, and all fees thereon shall be payable, in the amounts and pursuant to the terms of
Section 3.6 of this Agreement.

                  (b) Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

                  (c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

                  (d) On or prior to the then scheduled Maturity Date, the Borrowers shall, with respect to each Letter of Credit then outstanding (i) pay to the Agent in cash for deposit into the Cash Collateral Account an amount equal to one hundred and five percent (105%) of the Maximum Drawing Amount of such Letter of Credit as of such date, which amount shall be held by the Agent as cash collateral for any Reimbursement Obligations or other obligations incurred with respect to such Letter of Credit, or (ii) deliver to the Agent a "back-to-back" letter of credit, in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent in its sole discretion and naming the Agent as beneficiary in an amount equal to one hundred and five percent (105%) of the Maximum Drawing Amount of such Letter of Credit as of such date. Any cash sums deposited into the Cash Collateral Account pursuant to clause (i) shall be reduced or released, and any back-to-back letter of credit issued pursuant to clause (ii) shall be reduced in amount or returned, if and to the extent that the Maximum Drawing Amount with respect to the applicable Letter of Credit has been reduced or the Letter of Credit has expired or been cancelled and all Unpaid Reimbursement Obligations and other amounts due or to become due and owing with respect thereto have been paid.

                  (e) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  (f) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 3.2.

     Section 3.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in Section 3.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 10, an amount equal to 105% of the Maximum Drawing Amount, which amount shall be held by the Agent for the benefit of the Banks as cash collateral for all Reimbursement Obligations.

Unless funded by a Loan pursuant to Section 2.1(d), each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this
Section 3.2 and not funded by a Loan pursuant to Section 2.1(d) at any time from the date such amounts become due and payable (whether as stated in this Section 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
Section 2.2(b) following an Event of Default.

     Section 3.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in Section 3.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     Section 3.4. OBLIGATIONS ABSOLUTE. The Borrowers' joint and several obligations under this Section 3 relating to Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit other than as a result of the Agent's or any Bank's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

     Section 3.5. RELIANCE BY ISSUER. To the extent not inconsistent with
Section 3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     Section 3.6. LETTER OF CREDIT FEES. The Borrowers shall pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit, an amount equal to the Applicable Margin for Letters of Credit per annum of the face amount of such Letter of Credit, plus the Agent's customary issuance, amendment and other administrative processing fees, with a portion of such Letter of Credit Fee equal to one-eighth percent (.125%) per annum of the face amount of such Letter of Credit (and such issuance, amendment and other administrative processing fees) to be for the Agent's own account, and with the remainder of such Letter of Credit Fee (but not such issuance, amendment and other administrative processing fees) to be for the accounts of the Banks in accordance with their respective Commitment Percentages; provided that after the occurrence and during the continuation of an Event of Default, the Applicable Margin for Letters of Credit otherwise in effect shall be increased by one percent (1%) per annum above the rate otherwise in effect until such time as such Event of Default has been cured or waived in writing by the Majority Banks. Such Letter of Credit Fees shall be payable (y) with respect to all such per annum fees (but not such issuance, amendment and other administrative processing fees) payable on each standby Letter of Credit, in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, and (z) with respect to all such per annum fees payable on each documentary Letter of Credit and with respect to all such issuance, amendment and other administrative processing fees payable on all Letters of Credit, on the date of issuance or of any extension or renewal of any such Letter of Credit and at such other time or times as such charges are customarily made by the Agent.

     Section 3A PARTICIPATION IN GERMAN LOANS AND GERMAN COLLATERAL INSTRUMENTS.

     Section 3A.1. PARTICIPATION IN GERMAN LOANS. Each of the Banks hereby unconditionally and irrevocably agrees to purchase, as the Agent or the German Lender may at any time request, an undivided participating interest (in Deutschemarks, in Euros or in Dollars as the case may be) in its ratable share, determined by reference to its Commitment Percentage, of all German Loans made by the German Lender under the German Loan Agreement, provided that:

                  (a) each of the Agent and the German Lender hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Agent or, as the case may be, the German Lender, has given to the German Borrowers at least three
(3) Business Days' prior notice thereof; and

                  (b) in the event that any of the Events of Default of the types described in Sections 10.1(g) or (h) of the German Loan Agreement shall have occurred with respect to any of the German Borrowers, each Bank shall be deemed to have purchased, automatically and without request, such participating interest in the German Loans made by the German Lender to the German Borrowers.

Any such request by the Agent or the German Lender shall be made in writing to each Bank and shall specify the amount of Deutschemarks, Euros or Dollars required from such Bank in order to effect the purchase by such Bank of a participating interest in the amount equal to its Commitment Percentage times the aggregate then outstanding principal amount of the German Loans (which participating interest shall thereafter also cover accrued interest thereon and other amounts owing in connection therewith). Within two (2) Business Days after receipt of such request, each Bank shall deliver to the Agent (in immediately available funds) the amount so specified by the Agent or the German Lender. The Agent shall promptly deliver such amounts to the German Lender in immediately available funds. Promptly following receipt thereof, the German Lender will deliver to each Bank (through the Agent) a certificate setting forth the amount of the German Loans purchased by such Bank, dated the date of receipt of such funds and in such amount. From and after such purchase (i) each Bank shall also purchase a participating interest in any further German Loans made to the German Borrowers in the manner described in the foregoing provisions of this Section 3A.1 immediately upon the making thereof in the amount equal to such Bank's Commitment Percentage thereof (with the Agent hereby agreeing to provide prompt notice to each such Bank of its receipt from the German Lender of a notice of borrowing and of the making of any German Loans), and (ii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such German Loans (including any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be distributed by the German Lender to the Agent, for the accounts of the Banks, on account of such participating interests. Notwithstanding anything to the contrary contained in this Section 3A.1, the failure of any Bank to purchase its participating interest in any German Loans shall not relieve any other Bank of its obligations hereunder to purchase its participating interest in a timely manner, but no Bank shall be responsible for the failure of any other Bank to purchase the participating interest to be purchased by such other Banks on any date.

     Section 3A.2. PARTICIPATION IN GERMAN COLLATERAL INSTRUMENTS. Each Bank severally agrees that it shall be absolutely liable, to the extent of such Bank's Commitment Percentage (for this purpose, without regard to whether such Bank's Commitment shall then be terminated), to reimburse the German Lender on demand for the amount of each draft or other amounts whatsoever paid by the German Lender under each German Collateral

Instrument to the extent that such amount is not reimbursed by the German Borrowers pursuant to the provisions of the German Loan Agreement. If the German Borrowers fail to reimburse the German Lender as provided in the German Loan Agreement on or before the date that any draft is paid or other payment is made by the German Lender in respect of any German Collateral Instrument, the German Lender may at any time thereafter notify the Banks of the amount of any such German Unpaid Reimbursement Obligations and shall specify the amount required from each of the Banks. Within two (2) Business Days after receipt of such notice, each Bank shall make available to the German Lender, in immediately available funds, such Bank's Commitment Percentage of such German Unpaid Reimbursement Obligations. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the German Borrowers' German Reimbursement Obligations under the German Loan Agreement in an amount equal to such payment. Each Bank shall share in accordance with any such participating interest in any interest and fees which accrue thereon pursuant to the provisions of the German Loan Agreement. The responsibility of the German Lender to the German Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each German Collateral Instrument in connection with such presentment shall be in conformity in all material respects with such German Collateral Instrument.

     Section 3A.3. COMMON PARTICIPATION PROVISIONS. (a) If any amount required to be paid by any Bank pursuant to Sections 3A.1 or 3A.2 is paid to the Agent, for the account of the German Lender, within three (3) Business Days following the date upon which such Bank receives notice from the Agent that the German Loan in which such Bank has purchased a participating interest has been made or, as the case may be, that any German Reimbursement Obligation has not been paid by the German Borrowers, such Bank shall pay to the Agent, for the account of the German Lender, on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such amount denominated in Deutschemarks, the discount rate (Diskontsatz) as announced by the German Bundesbank from time to time, (B) in the case of any such amount denominated in Euros, the discount rate as announced by the European Central Bank and (C) in the case of any such amount denominated in Dollars, the Federal Funds Effective Rate from time to time, in each case as quoted by the Agent, during the period from but not including the date such payment is required to be made to and including the date on which such payment is immediately available to the Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to Sections 3A.1 or 3A.2 is not in fact made available to the Agent within three (3) Business Days following the date upon which such Bank receives notice from the Agent that the German Loan in which such Bank has purchased a participating interest has been made or, as the case may be, that any German Reimbursement Obligation has not been paid by the German Borrowers, the Agent shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to German Loans which are "Overdraft Rate Loans" as defined under the German Loan Agreement. A certificate from the Agent submitted to any Bank with respect to any amounts owing under this Section 3A.3(a) shall be conclusive in the absence of manifest error. Amounts payable by any Bank pursuant to this Section 3A.3(a) shall be paid to the Agent, for the account of the German Lender; provided that, if the Agent (in its sole discretion) has elected to fund on behalf of such Bank the amounts owing to the German Lender, then the amounts shall be paid to the Agent, for its own account. Any obligations of a Bank hereunder owing to the German Lender in Deutschemarks or Euros, if payment therefor is tendered in Dollars, shall be discharged only to the extent that on the Business Day next following receipt by the German Lender of such payment in Dollars, the German Lender may, in accordance with normal banking procedures, purchase Deutschemarks or Euros with such Dollars. If the amount of the Deutschemarks or Euros which the German Lender is able to so purchase is less than the sum originally due to the German Lender in Deutschemarks or Euros, such Bank agrees, as a separate obligation, to indemnify the German Lender against such loss, and, if the amount of Deutschemarks or Euros which the German Lender is able to so purchase exceeds the sum originally due to the German Lender in Deutschemarks or Euros, the German Lender agrees to remit to the Agent such excess for the account of such Bank.

                  (b) Whenever, at any time after the German Lender has received from any Bank such Bank's participating interest in a German Loan or German Collateral Instrument pursuant to this Section 3A, the German Lender receives any payment on account thereof, the German Lender will distribute to the Agent, for the account of such Bank, such Bank's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the German Lender is required to be returned, such Bank will return to the German Lender any portion thereof previously distributed by the German Lender to such Bank in like funds as such payment is required to be returned by the German Lender.

                  (c) Each Bank's obligation to purchase participating interests pursuant to this Section 3A shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the German Lender, any German Borrower, any Borrower, any Guarantor, or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any German Borrower, any Borrower, any Guarantor, or any other Bank; (iv) any breach of any of the Loan Documents or German Loan Documents by any German Borrower, any Borrower, any Guarantor, or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     Section 3A.4. GERMAN RISK PARTICIPATION FEES. In consideration of the agreements of the Banks to purchase participating interests in the German Loans and the German Collateral Instruments, the German Lender shall pay to the Agent, for the ratable accounts of the Banks (other than any Delinquent Bank, with respect to which the German Lender shall retain such Delinquent Bank's portion of such payments for its own account), the following amounts (each of the payments described below in this Section 3A.4 being referred to herein as a "German Risk Participation Fee"):

                  (a) As promptly as is practicable following each date upon which the German Lender receives a payment of interest under the German Loan Agreement on account of any German Loans, the German Lender shall pay to, or arrange for payment by, the Agent, for the ratable accounts of the Banks in accordance with their Commitment Percentages, a portion of such interest payment received by the German Lender equal to two and one-half percent (2.50%) per annum on the outstanding amount of German Loans (or, with respect to the portion of such payment which is payable for the account of any Bank which has funded the purchase of a participating interest in any German Loan pursuant to Section 3A.1, as the case may be, such Bank's ratable portion of the entire amount of such interest payment received by the German Lender).

                  (b) As promptly as is practicable following each date upon which the German Lender receives a payment of German Collateral Instrument Fees, the German Lender shall pay to, or arrange for payment by, the Agent, for the ratable accounts of the Banks in accordance with their Commitment Percentages, an amount equal to the amount of such German Collateral Instrument Fees received by the German Lender from the German Borrowers minus an amount, to be retained by the German Lender for its own account, equal to one-eighth of one percent (0.125%) per annum of the face amount of each German Collateral Instrument to which such German Collateral Instrument Fees relate.

                  (c) As promptly as is practicable following each date upon which the German Lender receives a payment of commitment fees from the German Borrowers pursuant to Section 5(b) of the German Loan Agreement, the German Lender shall pay to, or arrange for payment by, the Agent, for the ratable accounts of the Banks in accordance with their Commitment Percentages, an amount equal to the entire amount of such payment received by the German Lender.

All German Risk Participation Fees shall be payable for the ratable accounts of the Banks, in the currency in which the underlying payment of interest, German Collateral Instrument Fees or, as the case may be, commitment fees, is paid by the German Borrowers to the German Lender, in each case as promptly as practicable after the date upon which the German Lender receives the underlying payment of interest, German Collateral Instrument Fees or, as the case may be, commitment fees, from the German Borrowers. Upon the request of any Bank, the Agent may pay such Bank in Dollars its ratable portion of any German Risk Participation Fees received in Deutschemarks or Euros by converting such amount from Deutschemarks or Euros into Dollars in accordance with the Agent's normal banking procedures for purchasing Dollars with Deutschemarks or Euros.

     Section 3A.5. NATURE OF BANKS' INTEREST. For the avoidance of any doubt, the interest of the Banks in the German Loans and the German Collateral Instruments (and related interest and fees) shall be a sub-participation only, and the obligations of the Banks under Section 3A.1 and Section 3A.2 shall not constitute or be deemed a direct assignment or novation of the German Obligations in favor of the Banks or otherwise evidence a direct contractual relationship or any direct rights or obligations between any of the Banks, on the one hand, and the German Borrowers, on the other. The German Lender is the sole counterpart to the German Borrowers in respect of the German Loans and German Collateral Instruments, and the sole claims of each of the Banks in respect of its interest hereunder shall be to the German Lender in respect of such Bank's actual share of any payments actually received by the German Lender in cash or solvent credits, on or in respect of, the principal of, and interest on, and fees accrued with respect to, the German Loans and the German Collateral Instruments, in each case which shall be payable to such Bank pursuant to the provisions hereof.

     Section 4. CHANGES IN CIRCUMSTANCES.

     Section 4.1. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

     Section 4.2. ILLEGALITY. Notwithstanding any other provisions herein, if any change in any present law, regulation, treaty or directive or in the interpretation or application thereof, or if any future law, regulation, treaty or directive or interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Each of the Borrowers hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 4.2, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     Section 4.3. ADDITIONAL COSTS, ETC. If any change in any present applicable law, or if any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) materially change the basis of taxation (other than changes in respect of any taxes expressly excluded from the definition of the term Taxes, and without duplication of any changes in respect of (1) any Taxes (as defined in Section 5(f)(i)) or (2) any other taxes for which any Bank or the Agent is otherwise indemnified pursuant to the provisions of Section 16(a) hereof) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Agreement or any of the other Loan Documents, or

                  (b) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (c) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, such Bank's participating interest in the German Loans or German Collateral Instruments, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment, or such Bank's participating interest in the German Loans or German Collateral Instruments, forms a part, and the result of any of the foregoing is

                        (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or such Bank's participating interest in the German Loans or German Collateral Instruments, or

                        (ii) to reduce the amount of principal, interest, Reimbursement Obligation, German Reimbursement Obligation, German Risk Participation Fees or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit, any of the Loans or such Bank's participating interest in the German Loans or German Collateral Instruments, or

                         (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest, German Risk Participation Fee, Reimbursement Obligation, German Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest, German Risk Participation Fee, Reimbursement Obligation, German Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest, German Risk Participation Fee, Reimbursement Obligation, German Reimbursement Obligation or other sum."

     Section 4.4. CAPITAL ADEQUACY. If after the Restatement Date any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans or with respect to its participating interest in any German Obligations to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with Section 4.5 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     Section 4.5. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 4.3, 4.4 or 5(f) and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     Section 4.6. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.1(c) or Section 2.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     Section 5. FEES AND PAYMENTS.

          (a) The Borrowers jointly and severally agree to pay to the Agent a renewal fee according to the terms of a separate fee letter entered into on or prior to the Restatement Date (the "Fee Letter") among the Borrowers and the Agent.

          (b) The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, in arrears on the first day of each calendar quarter, and upon the Maturity Date or any other date upon which the Commitments shall cease to be any longer in effect, a commitment fee calculated from the Restatement Date at a rate per annum which is equal to the Commitment Fee Percentage (as set forth in the definition of Applicable Margin) of the average daily difference by which the Total Commitment amount exceeds the aggregate amount of the Total Outstandings during the immediately preceding calendar quarter or portion thereof; provided, however, that there shall be deducted from the commitment fee payable under this Section 5(b) for any quarter the amount of any commitment fees paid by the German Borrowers under Section 5(b) of the German Loan Agreement for such quarter.

          (c) The Borrowers jointly and severally agree to pay to the Agent, for the Agent's own account, a Collateral administration fee according to the terms of the Fee Letter.

          (d) All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, renewal fees, Collateral administration fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in Dollars in immediately available funds. To the extent that the Agent does not make Loans pursuant to the provisions of Section 2.1(d)(iii) hereof to cover amounts due and payable under the Loan Documents, the Agent shall be entitled to charge the Operating Account or any account of the Borrowers or the Guarantors with the Agent or any of the Agent's affiliates for any sum due and payable by the Borrowers or the Guarantors to the Agent or any Bank hereunder or under any of the other Loan Documents.

          (e) All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records of the Banks from time to time shall be considered correct and binding on the Borrowers in the absence of demonstrable error. All payments of the commitment fee, renewal fee, Collateral administration fee or Letter of Credit Fees payable hereunder shall be non-refundable.

          (f) (i) Any and all payments by or on behalf of the Borrowers hereunder and under any of the other Loan Documents shall be made, in accordance with this Section 5, without setoff or counterclaim and free and clear of and without deduction for any and all current or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, and all liabilities with respect thereto, excluding (A) taxes based upon or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (B) franchise taxes imposed on the Agent or any such Bank (or Transferee), in each case by the jurisdiction under the laws of which the Agent or such Bank (or Transferee) is organized, in which the applicable lending office of the Bank (or Transferee) is located or in which the Agent or such Bank (or Transferee) is otherwise subject to tax other than by reason of the execution and performance of this Agreement, or any political subdivision of such jurisdiction, (all such nonexcluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrowers shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Agent or any Bank (or Transferee), (x) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5(f)), the Agent or such Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

               (ii) The Borrowers hereby jointly and severally agree to indemnify the Agent and the Banks (and all Transferees) for the full amount of Taxes paid by any such Person and any liability (including penalties, interest and expenses (including reasonable attorney fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted by the relevant governmental authority. Such indemnification shall be made within thirty days after the date the Agent or such Bank (or Transferee) makes written demand therefor. If the Agent or any Bank (or Transferee) determines that it has received a refund in respect of any Taxes as to which indemnification or payment has been made by the Borrowers pursuant to this Section 5(f) and such refund is reasonably determinable by the Agent or such Bank (or Transferee) to be allocable to such indemnification or payment made by the Borrowers, it shall promptly remit such refund (including any interest actually received by it) to the Borrowers, less all out-of-pocket expenses of the Agent or such Bank (or Transferee); provided, however, that the Borrowers upon request of the Agent or any Bank (or Transferee), agree promptly to return such refund (plus any interest) to such party in the event such party is required to pay the refund to the relevant governmental authorities. The Agent or such Bank (or Transferee) shall provide the Borrowers with a copy of any notice or assessment from the relevant governmental authorities (deleting any confidential information therein) requiring repayment of such refund.

               (iii) As soon as practicable after the date of any payment of Taxes by the Borrowers to the relevant governmental authority, the Borrowers will promptly deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing payment thereof.

               (iv) Each Bank (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrowers and the Agent (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," an Internal Revenue Service Form W-8, or any subsequent versions of any such forms or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents, and (B) any other similar documents reasonably requested by the Borrowers in connection with such Non-U.S Lender's tax status. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 5(f)(iv), a Non-U.S. Lender shall not be required to deliver any forms pursuant to this Section 5(f)(iv) that such Non-U.S. Lender is not legally able to deliver.

               (v) The Borrowers shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to Sections 5(f)(i) or 5(f)(ii) to the extent that (A) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this Section 5(f)(v) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Bank (or Transferee), acting through a New Lending Office would be entitled to receive (without regard to this Section 5(f)(v)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Bank (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (B) the obligation to pay the indemnity payment or such additional amounts would not have arisen but for failure by such Non-U.S. Lender to comply with the provisions of Section 5(f)(iv) hereof.

               (vi) Any Bank (or Transferee) claiming any indemnity payments or additional amounts under this Section 5(f) shall use its best efforts (reasonable under the circumstances and consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such indemnity payments or additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

     Section 6. COLLATERAL SECURITY AND GUARANTY.

     Section 6.1. SECURITY OF BORROWERS.The Obligations shall be secured by (a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each of the Borrowers (excluding (i) all fee and leasehold interests of the Borrowers in any real property, (ii) 100% of the capital stock of MIR China and MSI, (iii) 35% of the capital stock of MHC and MCL, and (iv) any annuities and trust fund accounts which are dedicated to the payment of environmental liabilities of the Borrowers pursuant to the express provisions of the Settlement Agreements, but in any event including the Borrowers' residual interest (if any) in such annuities and trust fund accounts), whether now owned or hereafter acquired, and (b) a pledge of and perfected first priority security interest in 100% of the issued and outstanding capital stock of MIR and SMC and 65% of the issued and outstanding capital stock of MHC and MCL; all pursuant to the terms of, and to the extent provided in, the Security Documents.

     Section 6.2. GUARANTY AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed by the Guarantors pursuant to the terms of the Guaranty as provided for in Section 6.4, and the German Obligations shall also be guaranteed by the Borrowers and the Guarantors pursuant to the terms of the German Guaranty as provided for in Section 6.7. The obligations of the Guarantors under the Guaranty, and the Borrowers and the Guarantors, under the German Guaranty, shall be secured by (a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each of the Borrowers and the Guarantors (excluding (i) all fee and leasehold interests of the Borrowers or the Guarantors in any real property, (ii) 100% of the capital stock of MIR China, MSI and the direct Subsidiaries of MHC (other than GfE) organized under the laws of a foreign country, (iii) 35% of the capital stock of MHC, MCL and GfE, and (iv) any annuities and trust fund accounts which are dedicated to the payment of environmental liabilities of the Borrowers pursuant to the express provisions of the Settlement Agreements, but in any event including the Borrowers' residual interest (if any) in such annuities and trust fund accounts), whether now owned or hereafter acquired, and
(b) a pledge of and perfected first priority security interest in 100% of the issued and outstanding capital stock of MIR and SMC and 65% of the issued and outstanding capital stock of MHC, MCL and GfE; all pursuant to the terms of, and to the extent provided in, the Security Documents.

     Section 6.3. COLLATERAL SECURITY PERFECTION. Each of the Borrowers and each of the Guarantors agrees to take all action that the Agent or any Bank may reasonably request as a matter of nonbankruptcy law to perfect and protect the Agent's Liens, for the benefit of the Banks and the Agent, upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Agent or any Bank may reasonably request.

     Section 6.4. GUARANTY.

          (a) The Guarantors absolutely, unconditionally, irrevocably and jointly and severally guarantee the due and punctual payment and performance by the Borrowers of the Borrowers' Obligations. Each of the Guarantors further agrees that the Borrowers' Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Borrowers' Obligations.

          (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrowers or any other person liable in respect of any of the Obligations, and also waives notice of protest for nonpayment. The joint and several obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other person liable in respect of any of the Obligations under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents or of any of the Collateral; (iv) the release, exchange, waiver or foreclosure of any Collateral or other security held by the Agent, for the benefit of the Banks and the Agent, for any of the Obligations; (v) the failure of the Agent or any Bank to exercise any right or remedy against any other person liable in respect of any of the Obligations; or (vi) the release or substitution of any Person liable in respect of any of the Obligations other than such Guarantor.

          (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or any Bank to any security held for payment of any of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or any Bank in favor of the Borrowers or any other person.

          (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrowers and of any other person liable in respect of any of the Obligations and any circumstances affecting any of the Collateral for the obligations or the ability or capacity of the Borrowers to perform under this Agreement.

          (e) The Guarantors' guaranty hereunder shall not be affected by the genuineness, validity, regularity or enforceability of any of the Obligations, the Notes, any other Loan Document or any other instrument or document creating or evidencing any of the Obligations, or by the existence, validity, enforceability, perfection, or extent of any Collateral or Lien or by any other circumstance relating to any of the Obligations which might otherwise constitute a defense to this guaranty. None of the Agent or the Banks makes any representation or warranty in respect of any such circumstances and none shall have any duty or responsibility whatsoever to the Guarantors in respect of the management and maintenance of any of the Obligations.

          (f) Upon the Obligations becoming due and payable (by acceleration or otherwise), the Agent and the Banks shall be entitled to immediate payment of the Obligations by the Guarantors upon written demand by any of the Agent or the Banks.

          (g) The joint and several obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations against any person other than the Guarantors. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under this Agreement, any of the other Loan Documents or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations (whether contingent or otherwise) are paid in full in cash.

          (h) All rights of the Guarantors against the Borrowers arising by way of right of subrogation or otherwise as a result of any payment or performance by the Guarantors to any of the Agent or the Banks hereunder shall in all respects be subordinate and junior in right of payment and performance to the prior final and indefeasible payment in full in cash of all the Obligations (whether contingent or otherwise). If any amount shall be paid to the Guarantors for the account of the Borrowers, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited to or held as collateral security for the Obligations (whether contingent or otherwise).

     Section 6.5. BORROWERS' WAIVERS OF SURETYSHIP DEFENSES. The obligations of the Borrowers hereunder are joint and several. Each of the Borrowers hereby waives any and all suretyship defenses relating to any action or omission to act by the Agent or any Bank with respect to any other Borrower or any Guarantor as fully as if such Borrower were itself a Guarantor agreeing to be bound by the guaranty and suretyship waivers set forth in Section 6.4 with respect to Obligations of any other Borrower, with any subordination of any rights of subrogation of such Borrower also including a subordination of all rights of such Borrower to contribution from any other Borrower until the prior final and indefeasible payment in full in cash of all of the Obligations (whether contingent or otherwise).

            Section 6.6. NO RESTRICTIONS ON FOREIGN SUBSIDIARIES. Notwithstanding anything herein or in any other Loan Document to the contrary, no one or more negative covenants or similar restrictions contained in this Agreement or any other Loan Document shall be imposed or implied that effectively limit the discretion of any Subsidiary of MI (other than MCL) incorporated or otherwise organized under the laws of a jurisdiction outside of the United States with respect to the disposition of its assets or the incurrence of liabilities (whether or not in the ordinary course of its business).

     Section 6.7. GERMAN GUARANTY.

          (a) The Borrowers and the Guarantors absolutely, unconditionally, irrevocably and jointly and severally guarantee to each of the Agent, the Banks and the German Lender the due and punctual payment and performance by the German Borrowers of the German Obligations. Each of the Borrowers and the Guarantors further agrees that the German Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the German Obligations.

          (b) Each of the Borrowers and the Guarantors waives presentation to, demand for payment from and protest to the German Borrowers or any other person liable in respect of any of the German Obligations, and also waives notice of protest for nonpayment. The joint and several obligations of the Borrowers and the Guarantors hereunder shall not be affected by (i) the failure of the Agent, any Bank or the German Lender to assert any claim or demand or to enforce any right or remedy against the German Borrowers or any other person liable in respect of any of the German Obligations under the provisions of this Agreement, the German Loan Agreement or any other German Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the German Loan Documents or of any of the collateral security for the German Obligations; (iv) the release, exchange, waiver or foreclosure of any collateral security for the German Obligations or other security held by any of the Agent, the Banks or the German Lender, for any of the German Obligations; (v) the failure of the Agent, any Bank or the German Lender to exercise any right or remedy against any other person liable in respect of any of the German Obligations; or (vi) the release or substitution of any Person liable in respect of any of the German Obligations other than such Borrower or Guarantor.

          (c) Each of the Borrowers and the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, any Bank or the German Lender to any security held for payment of any of the German Obligations or to any balance of any deposit, account or credit on the books of the Agent, any Bank or the German Lender in favor of the German Borrowers or any other person.

          (d) Each of the Borrowers and the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the German Borrowers and of any other person liable in respect of any of the German Obligations and any circumstances affecting any of the collateral security for the German Obligations or the ability or capacity of the German Borrowers to perform under the German Loan Agreement.

          (e) The Borrowers' and the Guarantors' guaranty hereunder shall not be affected by the genuineness, validity, regularity or enforceability of any of the German Obligations any other German Loan Document or any other instrument or document creating or evidencing any of the German Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral security for the German Obligations or Lien or by any other circumstance relating to any of the German Obligations which might otherwise constitute a defense to this guaranty. None of the Agent, the Banks or the German Lender makes any representation or warranty in respect of any such circumstances and none shall have any duty or responsibility whatsoever to any of the Borrowers or the Guarantors in respect of the management and maintenance of any of the German Obligations.

          (f) Upon the German Obligations becoming due and payable (by acceleration or otherwise), the Agent, the Banks and the German Lender shall be entitled to immediate payment of the German Obligations by the Borrowers and the Guarantors upon written demand by any of the Agent, the Banks or the German Lender.

          (g) The joint and several obligations of the Borrowers and the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the German Obligations against any person other than the Borrowers and the Guarantors. Without limiting the generality of the foregoing, the obligations of the Borrowers and the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, any Bank or the German Lender to assert any claim or demand or to enforce any remedy under the German Loan Agreement, any of the other German Loan Documents or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the German Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any of the Borrowers and the Guarantors or would otherwise operate as a discharge of any of the Borrowers and the Guarantors as a matter of law, unless and until the German Obligations (whether contingent or otherwise) are paid in full in cash.

          (h) All rights of any of the Borrowers and the Guarantors against any of the German Borrowers arising by way of right of subrogation or otherwise as a result of any payment or performance by any of the Borrowers and the Guarantors to any of the Agent, the Banks or the German Lender under the German Loan Documents shall in all respects be subordinate and junior in right of payment and performance to the prior final and indefeasible payment in full in cash of all the German Obligations (whether contingent or otherwise) and of all other claims of any kind of all creditors of any of the German Borrowers (whether contingent or otherwise). If any amount shall be paid to any of the Borrowers and the Guarantors for the account of the German Borrowers, such amount shall be held in trust for the benefit of the Agent, the Banks and the German Lender and shall forthwith be paid to the Agent to be credited to or held as collateral security for the German Obligations (whether contingent or otherwise).

          (i) Each of the Borrowers and the Guarantors agrees, as a separate obligation, to indemnify the Agent, each of the Banks and the German Lender for the Agent's, such Bank's or the German Lender's costs and expenses and the amount of any loss or shortfall incurred by the Agent, such Bank or the German Lender (i) in purchasing Deutschemarks or Euros with Dollars in order to fund any participating interest in any of the German Obligations, (ii) in purchasing Dollars with Deutschemarks or Euros in order to pay interest or principal on any amounts borrowed or otherwise obtained by the Agent, such Bank or the German Lender to fund the underlying obligation or liability in respect of the German Obligations or with respect to any loss of anticipated profits resulting therefrom and (iii) otherwise in connection with any payment made in Dollars by the Borrowers or the Guarantors under this German Guaranty to the extent that the amount of such payment, when converted to Deutschemarks or Euros by the Agent, such Bank or the German Lender in accordance with normal banking procedures, is less than the sum originally due in Deutschemarks or Euros under this German Guaranty. In the case of any of the foregoing, the Agent, such Bank or the German Lender, as the case may be, shall have a further separate cause of action against each of the Borrowers and the Guarantors to recover such amounts.

          (j) If and to the extent that the Borrowers and the Guarantors fail to pay any amount due on demand, the Agent, the Banks and the German Lender may, in their absolute discretion without notice to any of the Borrowers or the Guarantors, purchase at any time thereafter so much Deutschemarks or Euros as the Agent considers necessary or desirable to cover the German Obligations being guarantied at the then prevailing spot rate of exchange of the Agent, such Bank or the German Lender (as conclusively determined by the Agent, such Bank or the German Lender) for purchasing Deutschemarks or Euros and each of the Borrowers and the Guarantors hereby agrees as a separate obligation to indemnify the Agent, the Banks and the German Lender against the full cost incurred by the Agent, such Bank or the German Lender for such purchase.

          (k) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency (the "first currency") into any other currency (the "second currency") the conversion shall be made at the spot rate of exchange of the Agent (as conclusively determined by the Agent) on the Business Day preceding the day on which the final judgment is given. If, however, on the Business Day following receipt by the Agent in the second currency of any sum adjudged to be due hereunder (or any proportion thereof) the Agent purchases the first currency with the amount of the second currency so received and the first currency so purchased falls short of the sum originally due hereunder in the first currency (or the same proportion thereof) each of the Borrowers and the Guarantors shall and agrees as a separate obligation and notwithstanding any judgment to pay to the Agent as agent for the Banks and the German Lender in the first currency an amount equal to such shortfall.

     Section 7. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers and each of the Guarantors represents and warrants to each of the Agent and the Banks on the Restatement Date, on the date of any Loan Request, on the date of each request for a Letter of Credit, on each Drawdown Date, and on the date on which each Letter of Credit is issued, extended or renewed that:

          (a) Each of the Borrowers and each of the Guarantors is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business and where failure to qualify would have a Materially Adverse Effect, and the execution, delivery and performance by each of the Borrowers and each of the Guarantors of each of the Loan Documents to which it is a party (i) are within its corporate authority,
(ii) have been duly authorized by all necessary corporate action, (iii) do not conflict with or contravene its Charter Documents.

          (b) Upon the execution and delivery of the Loan Documents by the respective parties thereto, each Loan Document shall constitute the legal, valid and binding obligation of the Borrowers and the Guarantors party thereto, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally;

          (c) No Affiliate of any of the Borrowers or any of the Guarantors is a debtor in any bankruptcy, insolvency, liquidation, reorganization, dissolution of similar case or proceeding on the Restatement Date or, except where there is not reasonably likely to be a Materially Adverse Effect relating solely to the Borrowers, after the Restatement Date.

          (d) Each of the Borrowers and each of the Guarantors has good and marketable title to all its material properties, subject only to Permitted Liens, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrowers and the Guarantors maintain insurance from financially responsible insurers, copies of the policies for which have previously been delivered to the Agent, covering such risks and in such amounts and with such deductibles as are customary in the Borrowers' and the Guarantors' businesses and are adequate. The Borrowers have submitted a decommissioning plan to the Nuclear Regulatory Commission ("NRC") regarding their Cambridge, Ohio plant and are in material compliance with their current NRC license while awaiting approval of such plan. The current NRC license for such Cambridge, Ohio plant expires on June 30, 2000 but is renewable in the event that the decommissioning plan has not been approved at that time. In 1997, the Borrowers were issued, and are in material compliance with, a renewed NRC license for the operation of their Newfield, New Jersey plant, which license expires on October 20, 2002 but is renewable thereafter.

          (e) The Borrowers have provided to the Agent and each of the Banks the audited Financials of MI as at January 31, 1999 for the fiscal year then ended, and the related Financials of the Subsidiaries of MI as at December 31, 1998 for the fiscal year then ended, and unaudited quarterly Financials of MI and the Subsidiaries of MI as at the end of and for each fiscal quarter thereafter through June 30, 1999. Such Financials are complete and correct and fairly present the position of the Borrowers and the Guarantors as at such dates and for such periods in accordance with GAAP consistently applied (except that unaudited Financials are subject to year-end audit adjustments and do not contain footnote disclosures required by GAAP). The Borrowers have also provided to the Bank their forecast of the consolidated and consolidating operations of the Borrowers and the Guarantors for the period from December 31, 1999, through December 31, 2003, and such forecast has been prepared in good faith based upon reasonable assumptions.

          (f) Since January 31, 1999, there has been no materially adverse change of any kind in any of the Borrowers or the Guarantors which would reasonably be expected to have a Materially Adverse Effect.

          (g) There are no legal or other proceedings or investigations pending or threatened against any of the Borrowers or any of the Guarantors before any court, tribunal or regulatory authority which would, alone or together, be reasonably expected to have a Materially Adverse Effect. The Borrowers and the Guarantors have paid all such taxes as are due and payable (except those being contested in good faith by appropriate proceedings and for which adequate reserves have been taken) and have funded all employee payrolls (including all required withholdings) on a periodic basis in the ordinary course of their businesses consistent with past practices except to the extent that the failure to pay such taxes or payrolls, singly or in the aggregate, would not reasonably be expected to have a Materially Adverse Effect.

          (h) The execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by each of the Borrowers and each of the Guarantors, including borrowing under this Agreement and the obtaining of Letters of Credit (i) do not require any Consents other than those that have been obtained or will be obtained prior to the Restatement Date and that are in full force and effect; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting the property of the Borrowers or the Guarantors.

          (i) None of the Borrowers nor any of the Guarantors is in violation of (A) any Charter Document, corporate minute or resolution, (B) any instrument or agreement, in each case binding on it or affecting its property, which violation could have a Materially Adverse Effect, or (C) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws,

ERISA, OSHA and Environmental Laws. Except as set forth in Schedule 7(i), none of the Borrowers nor any of the Guarantors is a party to a collective bargaining agreement.

          (j) Upon execution and delivery of this Agreement and the other Loan Documents and the filing of the UCC financing statements and the taking of all similar actions contemplated by the Security Documents, the Agent shall have, for the benefit of the Banks and the Agent, first-priority perfected Liens in the Collateral (excluding from this representation (i) the necessity for any registration or filing of the Agent's security interest in trademarks and copyrights of the Borrowers and the Guarantors, if any, required to be made with the United States Patent and Trademark Office or the United States Copyright Office solely to the extent that the Agent has not made such registrations or filings and (ii) the effect on perfection or priority of the Liens created by the Stock Pledge Agreements (other than Liens on shares of capital stock which are otherwise the subject of a Foreign Pledge Agreement) solely to the extent that laws other than the laws of the United States of America or any state or other political subdivision thereof shall be deemed to govern such perfection or priority), subject only to Liens permitted hereunder and entitled to priority under applicable law.

          (k) There are no Liens on any assets of any of the Borrowers or any of the Guarantors other than Permitted Liens.

          (l) All of the Subsidiaries of the Borrowers and the Guarantors are set forth on Schedule 7(l). Except as set forth in Schedule 7(l), none of the Borrowers and the Guarantors is a party to any partnership or joint venture.

          (m) The Borrowers and the Guarantors have taken all steps reasonably necessary to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, have determined that, except as otherwise expressly set forth on Schedule 7(m) hereto:

               (i) none of the Borrowers, the Guarantors or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would be reasonably likely to have a Materially Adverse Effect;

               (ii) none of the Borrowers nor any of the Guarantors has received notice from any third party including, without limitation, any federal, state or local governmental authority, (A) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (B) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C.
     Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
     Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of the Guarantors conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, the result of which, in any such case, would be reasonably likely to have a Materially Adverse Effect;

               (iii) (A) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or the Guarantors, which releases would be reasonably likely to have a Materially Adverse Effect; and (B) to the best of the Borrowers' and the Guarantors' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would be reasonably likely to have a Materially Adverse Effect; and

               (iv) None of the Borrowers and the Guarantors or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

          (n) The Borrowers and the Guarantors have (i) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Ready" (i.e. that computer applications, imbedded microchips and other systems used by the Borrowers or any of the Guarantors or any of their material vendors, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timetable to become Year 2000 Ready in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Borrowers and the Guarantors. Based upon such review, the Borrowers and the Guarantors reasonably believe that the Borrowers and the Guarantors will become "Year 2000 Ready" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrowers or any of the Guarantors.

     Section 8. CONDITIONS PRECEDENT.

          (a) The obligation of the Agent to issue, extend or renew the initial Letters of Credit or to convert the letters of credit under the Original Loan Agreement into Letters of Credit hereunder, and the obligation of the Banks to make the initial Loans or to convert the loans under the Original Loan Agreement into Loans hereunder or to participate in the Letters of Credit, is subject to the satisfaction of the following conditions precedent in addition to those set forth in Section 8(b):

               (i) Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, and all of such Loan Documents shall be in full force and effect and shall be in form and substance satisfactory to the Agent, the Banks and the Borrowers.

               (ii) All corporate action, third-party consents and governmental approvals necessary for the valid execution, delivery and performance by each of the Borrowers and each of the Guarantors of each of the Loan Documents to which it is a party shall have been duly and effectively taken or (as the case may be) obtained and evidence thereof satisfactory to the Agent and the Banks shall have been provided to the Agent and the Banks.

               (iii) Each of the Agent and the Banks shall have received from each of the Borrowers and the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Restatement Date, of each of (A) its Charter Documents as in effect on such date of certification, and (B) the Parent Note Documents and the Senior Note Documents, each as in effect on the Restatement Date.

               (iv) Each of the Agent and the Banks shall have received from the each of the Borrowers and Guarantors and MCL an incumbency certificate, dated as of the Restatement Date, signed by a duly authorized officer of such Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (A) to sign, in the name and on behalf of such Borrower or such Guarantor, each of the Loan Documents to which such Borrower or such Guarantor is or is to become a party; (B) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (C) to give notices and to take other action on its behalf under the Loan Documents.

               (v) All Uniform Commercial Code and title searches and all Canadian Lien searches shall have been made, all Uniform Commercial Code financing statements, releases and notices and assents and all Canadian security interest filings shall have been executed and delivered (in recordable form where applicable) to the Agent, all relevant insurances shall have been modified to include the Agent, for the benefit of the Banks and the Agent, as assignee, additional insured or loss payee as applicable, all Collateral in which a security interest may be perfected only by the secured party's possession shall, if so requested by the Agent, have been delivered to the Agent or its nominee, and all other actions necessary or in the reasonable opinion of the Agent desirable for the perfection and protection and to achieve the priority, as contemplated hereby, of all Liens in favor of the Agent, for the benefit of the Banks and the Agent, shall have been taken to the satisfaction of the Agent and its counsel (including, without limitation, the delivery and pledge to the Agent of all promissory notes (including the Canadian Note) and other instruments delivered by MCL in favor of MI under the Canadian Loan Documents, and execution, delivery and, where appropriate, filing, of all necessary documents in connection with the Agent's Lien on all rights of MI under such Canadian Loan Documents).

               (vi) The Agent shall have received certificates of insurance from an independent insurance broker dated as of the Restatement Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement.

               (vii) The Bank shall have received (i) a favorable opinion from the general counsel of MI in form and substance satisfactory to the Agent and the Banks, (ii) favorable opinions from counsel to the Borrowers in New Jersey and Ohio with respect to such Collateral security and other matters as requested by the Agent and the Banks and in form and substance satisfactory to the Agent and the Banks, and (iii) favorable opinions from counsel to the Borrowers in Canada with respect to the Canadian Loan Documents and the Canadian Assignment Documents in form and substance satisfactory to the Agent and the Banks.

               (viii) The Bank shall have received, at least three (3) days prior to the Drawdown Date of any Loan to be made on the Restatement Date or the proposed date of the issuance of any Letter of Credit to be issued on the Restatement Date, the most recent Borrowing Base Report required to be delivered to the Bank in accordance with Section 9.1(a)(v), together with such supporting details of receivable aging and inventory designations as the Bank may reasonably request.

               (ix) The renewal fee required to have been paid to the Agent on the Restatement Date pursuant to the Fee Letter shall have been paid to the Agent on the Restatement Date, and the Collateral administration fee and all other fees and expense reimbursements due and payable to the Agent and the Banks hereunder shall have been paid to the Agent or the Banks, as appropriate.

               (x) The Agent and the Banks shall have received the Financials and the forecast described in Section 7(e) hereof, and no event or circumstance shall have come to the attention of the Agent or the Banks that would lead any of them to believe that the financial projections as to the Borrowers contained in such forecast are inaccurate or incomplete in any material respect.

               (xi) The Senior Note Documents shall contain terms reasonably satisfactory to the Agent and the Banks.

               (xii) The Agent shall have received certificates of all stock pledged pursuant to the Stock Pledge Agreements together with updated stock powers duly executed in blank with respect thereto.

               (xiii) The German Loan Agreement shall have been amended in a form reasonably satisfactory to the Agent.

               (xiv) The Canadian Note shall have been amended in a form reasonably satisfactory to the Agent.

          (b) The obligation of the Agent to issue, extend or renew any Letters of Credit, and the obligation of the Banks to make any Loans, to participate in any Letters of Credit, or to participate in any German Loans or German Collateral Instruments, including the initial Loans, Letters of Credit, German Loans and German Letters of Credit, is subject to the satisfaction of the following further conditions precedent:

               (i) Each of the representations and warranties of each of the Borrowers and each of the Guarantors to the Agent and the Banks herein or in any of the other Loan Documents or any document, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or deemed to have been made or repeated and shall also be true and correct in all material respects at and as of the time of the making of such Loan or German Loan or the issuance, extension or renewal of such Letter of Credit or German Collateral Instrument, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

               (ii) No Default or Event of Default shall have occurred and be continuing.

               (iii) All documents and certificates in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Agent and the Banks, and the Agent and the Banks shall have received all information as any of them may have reasonably requested. No change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of any Bank would make it unlawful for such Bank to make such Loan or German Loan or to participate in the issuance, extension or renewal of such Letter of Credit or German Collateral Instrument or in the reasonable opinion of the

     Agent to issue, extend or renew such Letter of Credit or German Collateral Instrument.

               (iv) Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

               (v) If requested by the Agent, the Agent and each of the Banks shall have received a Borrowing Base Report dated as of the last day of the calendar week then most recently ended, together with such supporting details of receivable aging as of the last day of such week and inventory designations as of the end of the applicable calendar month (in accordance with the requirements of Section 9.1(a)(v)) as the Agent or any Bank may reasonably request.

     Section 9. COVENANTS.

     Section 9.1. AFFIRMATIVE COVENANTS. Each of the Borrowers and the Guarantors agrees that so long as there are any Loans, Notes, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, Letters of Credit or German Collateral Instruments outstanding or any Bank or the German Lender has any obligation to make Loans or German Loans or the Agent or the German Lender has any obligation to issue, extend or renew any Letters of Credit or German Collateral Instruments and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will, the Guarantors will, and where applicable the Borrowers will cause the Guarantors and MCL to, comply with its obligations as set forth throughout this Agreement and to:

          (a)  furnish the Agent and each of the Banks:

               (i) as soon as available, but in any event within ninety (90) days after the close of each fiscal year of MI, the audited world-wide consolidated and consolidating Financials for MI and its Subsidiaries for such fiscal year and the audited consolidated and consolidating Financials for the North American Group for such fiscal year, in each case including a balance sheet, income statement and cash flow statement, and, in the case of world-wide consolidated Financials of MI and its Subsidiaries, with all required note disclosures, all certified by the Borrowers' accountants, together with a statement from such accountants as to the absence, to their knowledge, of any Event of Default;

               (ii) as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of MI, the unaudited world-wide consolidated and consolidating Financials of the Borrowers and their Subsidiaries for such quarter and in any event within forty-five (45) days after the end of each fiscal quarter of the Subsidiaries of MI, the unaudited consolidated and consolidating Financials of the North American Group for such quarter, in each case including a balance sheet, income statement and cash flow statement, certified by the Borrowers' chief financial officer or chief accounting officer or treasurer, and, in the case of each of the above-described consolidated Financials only, together with comparisons to the most recently delivered business plan of the Borrowers describing any material variations therefrom;

               (iii) as soon as available, but in any event within forty-five
     (45) days after the end of each fiscal month of the Subsidiaries of MI, the unaudited consolidated and consolidating Financials of the North American Group for such month, including a balance sheet, income statement and cash flow statement (in the case of such consolidated Financials with comparisons to the consolidated Financials for the same fiscal month of the previous fiscal year), certified by the Borrowers' chief financial officer or chief accounting officer or treasurer, and, in the case of such consolidated Financials only, together with comparisons to the most recently delivered business plan of the Borrowers describing any material variations therefrom;

               (iv) together with its monthly, quarterly and annual Financials, a certificate of the Borrowers in the form attached hereto as Exhibit G setting forth computations demonstrating compliance with the Borrowers' financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, describing the actions taken by the Borrowers with respect thereto;

               (v) (i) within fifteen (15) days following the end of each calendar month (or at such other interval as the Agent may from time to time specify), a Borrowing Base Report updating all components of the Borrowing Base (other than SMC's inventory, with respect to which the month-end information for the calendar month next previous to the month most recently ended shall be used, but which information shall be updated within twenty (20) days following the end of each calendar month to reflect SMC's inventory as of the end of such calendar month most recently ended prior thereto) and the Canadian Borrowing Base and recalculating the Borrowing Base and the Canadian Borrowing Base on the basis thereof, together with a statement of the Canadian Intercompany Outstandings and a comprehensive receivables aging for the Borrowers and MCL and inventory designations of the Borrowers and MCL as of the end of such month as the Agent or any Bank may have reasonably requested, and together with such other supporting schedules and documentation as set forth on Exhibit A hereto or as the Agent or any Bank may have reasonably requested, and (ii) no later than Wednesday of the calendar week immediately following and as of the end of any calendar week during which any Loans were outstanding, a Borrowing Base Report updating the Eligible Accounts and Eligible Canadian Accounts components of the Borrowing Base and the inventory component of the Borrowing Base attributable to the inventory of MI and MIR and recalculating the Borrowing Base on the basis thereof;

               (vi) as soon as practicable, but in any event not later than forty-five (45) days after request by the Agent made after determining in its discretion that a reappraisal of the value of Eligible Fixed Assets of the Borrowers is necessary to insure the accuracy of the Borrowing Base, a reappraisal of the value of such Eligible Fixed Assets, which reappraisal shall be conducted at the expense of the Borrowers by an appraiser selected by the Agent in form and substance satisfactory to the Agent, provided, however, that solely so long as no Event of Default shall have occurred and be continuing, such request shall not be made more often than once in any eighteen month period and so long as no Event of Default shall have occurred and be continuing, no such request shall be made prior to January 1, 2000; provided, further, that no such limitations upon the Agent's ability to make any such request shall apply following the occurrence and during the continuance of an Event of Default;

               (vii) by December 31 of each fiscal year, the Borrowers' business plan for the immediately following fiscal year;

               (viii) from time to time such other information concerning the Borrowers or the Guarantors as the Agent or any Bank may reasonably request; and

               (ix) as soon as practicable, but in any event not later than sixty (60) days after the Restatement Date, certified copies of all policies evidencing the insurance policies, referred to in Section 8(a)(vi).

          (b) keep true and accurate books of account in accordance with GAAP and permit the Agent and the Banks or their designated representatives during normal business hours to inspect the Borrowers', the Guarantors' and MCL's premises and to examine and be advised as to the Borrowers', the Guarantors' and MCL's business records upon the request of the Agent or any Bank, and to permit the Agent's commercial finance examiners to conduct periodic commercial finance examinations;

          (c) maintain its corporate existence, business and assets, keep its business and assets adequately insured by responsible insurers, maintain its chief executive office in the United States (or, in the case of MCL, Canada), continue to engage in the same lines of business, fund its payroll, periodically in the ordinary course of its business consistent with past practices, on a current basis (including all withholdings), pay all taxes as and when due and payable (except where contested in good faith by appropriate proceedings and for which adequate reserves have been taken) and comply with all other Requirements of Law, including ERISA, OSHA and Environmental Laws, except where failure to do so will not have a Materially Adverse Effect;

          (d) notify the Agent and the Banks promptly in writing of (A) the occurrence of any Default or Event of Default, (B) any noncompliance with or obligation under ERISA, OSHA or any Environmental Law or proceeding in respect thereof which would be reasonably likely to have a Materially Adverse Effect,
(C) any change of address, (D) any pending or, to the knowledge of the Borrowers, the Guarantors or MCL, threatened litigation or similar proceeding affecting the Borrowers, the Guarantors or MCL or any material change in any such litigation or proceeding previously reported, where such litigation or proceeding could reasonably be expected to have a Materially Adverse Effect,

(E) any notice which any of the Borrowers has received under any supply or other contract terminating or threatening to terminate the provisions of supply or the provisions of other goods or services or otherwise claiming a default thereunder where such termination or default could reasonably be expected to have a Material Adverse Effect, (F) the occurrence and details relating to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar case or proceeding relating to any Subsidiary of MI, (G) any claims against any material amount of assets of the Borrowers or the Guarantors constituting Collateral or properties of the Borrowers or the Guarantors constituting Collateral, in either case excluding general litigation claims for monetary damages, as to which subclause (D) above shall apply, and (H) upon the request of the Agent, any testing or environmental site assessment reports conducted at any Real Estate of any of the Borrowers and submitted to any federal or state regulatory agency or authority;

          (e) use the proceeds of the Loans solely for working capital and general corporate purposes of the Borrowers, and use Letters of Credit solely for working capital and general corporate purposes approved by the Agent for Letters of Credit (such approval not to be unreasonably withheld by the Agent). The proceeds of the Loans and Letters of Credit shall not be used for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 unless the Borrowers shall have previously notified the Agent in writing of their intent to so use the proceeds of the Loans and Letters of Credit, and if so used, the Borrowers shall comply with, and assist the Agent and the Banks in complying with, such Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within 30 days thereafter, any Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary;

          (f) cooperate with the Agent and the Banks, take such action, execute such documents (including security documents), and provide such information as the Agent or any Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents and, if requested by the Agent or any Bank for regulatory reasons or following the occurrence of an Event of Default, deliver to the Agent or such Bank at the Borrowers' expense appraisals, title insurance, surveys or environmental assessments relating to the Real Estate of the Borrowers;

          (g) unless directed by the Agent in writing, cause all cash, checks and other payments or proceeds held or received by it, immediately upon receipt and in the identical form received, to be paid directly into the Lock Box Accounts or to the Agent in accordance with Section 2.3(c), and notwithstanding anything herein to the contrary, the Operating Accounts shall at all times be maintained with the Agent, and neither any of the Borrowers nor any of the Guarantors shall maintain other deposit or investment accounts, except as permitted by Section 9.2(d);

          (h) promptly give notice to the Agent and each of the Banks (A) of any violation of any Environmental Law that any of the Borrowers, the Guarantors or MCL reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that is reasonably likely to have a Materially Adverse Effect and (B) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that is reasonably likely to have a Materially Adverse Effect; and

          (i) maintain its current fiscal year. In connection with any such change in the fiscal year of MI, the Borrowers hereby agree to provide to the Agent and the Banks from time to time as and when requested by the Agent or any Bank such reconciliations and financial information necessary in order for the Agent and the Banks to determine compliance with the financial covenants set forth in Section 9.3.

     Section 9.2. NEGATIVE COVENANTS. Each of the Borrowers and each of the Guarantors agrees that so long as there are any Loans, Notes, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, Letters of Credit or German Collateral Instruments outstanding or any Bank or the German Lender has any obligation to make Loans or German Loans or the Agent or the German Lender has any obligation to issue, extend or renew any Letters of Credit or German Collateral Instruments and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will not, the Guarantors will not, and where applicable the Borrowers will not cause or permit the Guarantors or MCL to:

          (a) enter into any contract with an Affiliate for goods, management or other services, other than one which shall be on an arm's length basis on terms competitive with those afforded by third parties, or amend, supplement or otherwise modify the terms of any such contract, in a manner that would be inconsistent with the requirements set forth in this Section 9.2(a);

          (b) create, incur or assume any Indebtedness other than (i) Indebtedness to the Agent and the Banks arising under the Loan Documents, (ii) Indebtedness in respect of the acquisition of property or capitalized leases which does not exceed $1,000,000 in cumulative aggregate amount and refinancings thereof which do not exceed the amount refinanced, (iii) current liabilities of the Borrowers, the Guarantors or MCL not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iv) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken; (v) Indebtedness (A) owed by any Borrower to any other Borrower, or (B) owed by any Borrower to a Subsidiary of any other Borrower,
(vi) Indebtedness not included above and listed on Schedule 9.2(b) hereto, (vii) Indebtedness of SMC under the settlement agreement with Cyprus Foote dated as of February 19, 1997, and Indebtedness of MI in respect of its guaranty of the obligations of SMC under such settlement agreement, not to exceed, in the case of all such Indebtedness of MI relating to its guaranty thereunder, $2,500,000 in the aggregate, (viii) Indebtedness in respect of the Senior Notes, (ix)

Indebtedness of MCL to MI under the Canadian Loan Documents, (x) Indebtedness of the Borrowers consisting of their obligation to reimburse Midlantic Bank in respect of letters of credit issued by Midlantic Bank, to [the Board of Chosen Free Holders Cumberland County, New Jersey] as beneficiary, in an amount not to exceed $115,000 in the aggregate, (xi) Indebtedness of MI in respect of its guaranty of the obligations of GfE under the Interest Set-Off Agreement not to exceed the amount permitted under Section 9.2(d)(xii) at any time, (xii) Indebtedness of MI in respect of an unsecured guaranty of certain obligations of Companhia Industrial Fluminese in an aggregate principal amount not to exceed $1,000,000, (xiii) Indebtedness equal to the termination value of derivative contracts entered into for non-speculative hedging purposes by any Borrower, Guarantor or MCL in the ordinary course of its business, consistent with past practices, and (xiv) other Indebtedness in an aggregate amount not to exceed $1,000,000;

          (c) create or incur any Liens on any of the property or assets of the Borrowers, the Guarantors or MCL except (collectively, "Permitted Liens") (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits for utilities, reasonable retainers to professionals, deposits or pledges made in connection with workmen's compensation, unemployment insurance or other social security obligations or to secure the performance of tenders, bids and other contracts in the ordinary course of business of any of the Borrowers, the Guarantors and MCL consistent with past practices; (iv) Liens of carriers, warehousemen, mechanics and materialmen and similar non-consensual Liens arising by operation of law, (A) less than 120 days old as to obligations not yet due or (B) as to obligations being contested in good faith by appropriate proceedings, for which adequate reserves have been taken, with respect to which Liens no foreclosure proceedings have been commenced, and which Liens shall not have priority over the Liens of the Agent, for the benefit of the Banks and the Agent, in the Collateral; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness or capitalized leases permitted by Section 9.2(b)(ii), covering only the property so acquired or leased; (vii) Liens on assets of any Guarantor in respect of loans or other extensions of credit permitted pursuant to Section 9.2(d)(vi) hereof, which Liens shall be subject and junior to the Liens granted by such Guarantor in favor of the Bank; (viii) Liens on assets of MCL in favor of MI pursuant to the Canadian Loan Documents, which Liens have been assigned in favor of the Agent pursuant to the Canadian Assignment Documents, (ix) other Liens existing on the Restatement Date and listed on Schedule 9.2(c) hereof, and (x) Liens on any and all present and future claims of MI on Bank Mendes arising from or in connection with the Bank Mendes Account securing the Indebtedness permitted by Section 9.2(b)(xi);

          (d) purchase securities, make loans, issue guaranties or other financial accommodations or make any other investments other than investments
(i) in Subsidiaries of any Borrower existing on the Restatement Date and listed on Schedule 9.2(d) hereto; (ii) in bank certificates of deposits, bank eurodollar deposits, bank money market funds, government securities, commercial paper, repos and other cash equivalent securities, in each case having maturities of thirty days or less and otherwise reasonably acceptable to the

Agent and comprised in the Cash Collateral Accounts, (iii) in netting accounts and brokers accounts required by brokers for margin purposes, maintained by the Borrowers in accordance with the ordinary course of their businesses and not to exceed $2,000,000 in the aggregate at any one time; (iv) in payroll, petty cash and other local and sundry accounts, maintained by the Borrowers in the ordinary course of their businesses consistent with past practices, not to exceed $900,000 in the aggregate at any one time; (v) consisting of loans to employees for relocation expenses and other expense reimbursements not to exceed $300,000 in the aggregate outstanding at any time, (vi) in Subsidiaries (other than investments by MI in SMC, which investments are permitted pursuant to the terms of Section 9.2(d)(x) hereof) subsequent to the Restatement Date, in each case net of any repayments or dividends made by such Subsidiaries to the Borrowers, at no time in excess of:

          (A) $7,000,000 in the aggregate in the case of investments in MCL (including all of the Canadian Intercompany Outstandings),

          (B) $5,500,000 in the aggregate in the case of investments in Brazilian Subsidiaries, Metallurg International Resources GmbH and Metallurg Mexico S.A. de C.V., considered collectively;

          (C) $16,500,00 in the aggregate in the German Borrowers, considered collectively,

          (D) $8,500,000 in the aggregate in London & Scandinavian Metallurgical Co Ltd. in the form of loans; provided that such loans shall be evidenced by a promissory note in form and substance satisfactory to Agent, and such note shall be pledged to the Agent pursuant to a pledge agreement in form and substance satisfactory to Agent,

          (E) $100,000 in the aggregate in the case of all other Subsidiaries, considered collectively,

(including, for this purpose, inventory sold to such Subsidiaries and for which payment has not been made within 90 days following the earlier to occur of shipment or invoice); provided, however, that such investments in Subsidiaries which shall be in the form of loans or other extensions of credit may be fully and adequately secured by a Lien on assets of such Subsidiary which Lien shall, in the case of any Guarantor, be subject and junior to the Liens granted by such Guarantor in favor of the Bank, (vii) in the Operating Accounts, the Lock Box Accounts, operating bank accounts of the Guarantors and, subject to Section 9.2(d)(xii) hereof, the Bank Mendes Accounts, (viii) consisting of other investments not to exceed $750,000 in aggregate cumulative amount, (ix) in respect of securities received from debtors in settlement of claims in such debtor's bankruptcy case, (x) by any Borrower in any other Borrower, or by a Subsidiary of a Borrower in any Borrower, in each case in the form of loans or other extensions of credit, pursuant to the terms and conditions of Section 9.2(b)(v) hereof, (xi) in bid deposits and similar deposits made in the ordinary course of business, (xii) in GfE consisting of deposits in the Bank Mendes Accounts or MI's guaranty of the obligations of GfE under the Interest Set-Off Agreement, provided, however, that (A) the aggregate amount of such investments, together with any investments in the German Borrowers made pursuant to Section 9.2(d)(vi)(C) hereof, shall not exceed $16,500,000 at any time and (B) MI shall use its best efforts not to cause or permit the credit balance in its Bank Mendes Account(s), determined not less frequently than once per week, to exceed the debit balance in GfE's Bank Mendes Account(s), determined at such time, (xiii) in Companhia Industrial Fluminese in respect of the guaranty referred to in Section 9.2(b)(xii), (xiv) in derivative contracts entered into for non-speculative hedging purposes by any Borrower, Guarantor or MCL in the ordinary course of its business, consistent with past practices, (xv) investments consisting of Permitted Acquisitions, and (xvi) investments consisting of the acquisition of inventory and equipment and the license of intangible property in the ordinary course of business consistent with past practices;

          (e) make any Restricted Payment other than (i) [intentionally omitted], (ii) Distributions in the form of dividends by the Guarantors or MCL to the Borrowers, (iii) so long as no Default or Event of Default shall have occurred and be continuing, and none would result therefrom, payments under the Safeguard Management Agreement in an aggregate amount not to exceed $500,000 during any fiscal year of MI, (iv) so long as no Default or Event of Default shall have occurred and be continuing, and none would result therefrom, Distributions to M Holdings in each fiscal year up to an aggregate amount equal to the amount of regularly scheduled cash interest payments that M Holdings is required to pay on the Parent Notes in such fiscal year, solely for the purpose of making such interest payments, provided, however, the amount shall not include any payments to fund any increases in the rate of interest under the Parent Notes from that in effect on the Restatement Date or any interest accrued on the Parent Notes for any period prior to July 15, 2003 and provided, further that such Distributions shall not be made until a date which is not more than fifteen (15) days prior to the date such interest payments are due and payable by M Holdings, (iv) so long as no Default or Event of Default shall have occurred and be continuing, and none would result therefrom, repurchases of capital stock from employees of MI in connection with the termination of such employees' employment with MI in an aggregate amount not to exceed $200,000 during any fiscal year of MI, (v) payments for goods and services on an arm's length basis on terms competitive with those afforded by third parties, (vi) payments under a tax sharing agreement approved by the Banks and the Agent and
(vii) payments, not otherwise prohibited by the terms of this Agreement, to Affiliates of M Holdings which are Subsidiaries of MI.

          (f) (i) become party to a merger or sale-leaseback transaction, (ii) effect any disposition of assets (other than (A) dispositions of inventory in the ordinary course, (B) dispositions of obsolete equipment having a value not in excess of $400,000 in the aggregate, and (C) other dispositions of assets having an aggregate value not in excess of $500,000 for all such other dispositions of assets) without the consent of the Agent and the Banks (and in the case of any such asset dispositions consented to by the Agent and the Banks, unless provided otherwise by the terms of such consent, (1) the Net Available Cash of any such disposition, together with all other net cash proceeds therefrom, shall be applied to the Obligations then outstanding, with the Total Commitment also being reduced by the full amount of any such Net Available Cash and other net cash proceeds, and (2) to the extent that the Loans are reduced to $0, any Net Available Cash and other net cash proceeds received in connection with any such asset disposition shall be applied to cash collateralize outstanding Letters of Credit and all obligations of the Borrowers and the Guarantors in respect of the German Guaranty on a ratable basis in an amount up to 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings), or (iii) purchase, lease or otherwise acquire assets other than (x) in the ordinary course of business, consistent with past practices or (y) as Permitted Acquisitions;

          (g) amend, supplement or otherwise modify the terms of any of the Management Service Agreements so as to reduce the aggregate amounts payable to the Borrowers thereunder and likely to be paid without enforcement measures for all Management Service Agreements or fail to use commercially reasonable efforts to enforce the terms thereof or to effect renewals thereof on terms not less favorable to the Borrowers than those then in effect;

          (h) permit MI to trade on any metal exchange in any metal other than Allowed LME Traded Metal, or permit SMC to trade in any metal on any metal exchange; provided, however, that nothing herein shall prohibit or prevent SMC from engaging in hedging transactions for non-speculative purposes in the ordinary course of its business, consistent with past practices;

          (i) (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law; if, in any such case, a Materially Adverse Effect would be reasonably likely to result;

          (j) (i) amend, supplement or otherwise modify the terms of the MI Indenture, the Senior Notes or any of the other Senior Note Documents without the consent of the Agent and each of the Banks except for any such amendment, supplement or modification which would not (A) in the reasonable judgment of the Agent, adversely effect the enforceability of any of the Loan Documents or any of the Agent's or the Banks' rights thereunder or the validity, priority or perfection of any Lien granted under the Security Documents, (B) in the reasonable judgment of the Agent, have a materially adverse effect on the financial condition or business operations of any of the Borrowers, the Guarantors and MCL, (C) increase the rate of interest payable in respect of the Senior Notes or amend or modify the maturity or principal installment payment schedule in respect of the Senior Notes so as to make such maturity or any such principal installments due earlier than otherwise required under the terms of the Senior Note Documents as in effect on the Restatement Date, (D) increase the required percentage of holders of the Senior Notes necessary to amend or waive any provision of the Senior Note Documents or decrease the required percentage of holders of the Senior Notes necessary to accelerate the maturity of the Senior Notes, (E) provide for the granting of any Lien on any property or assets of the Borrowers or any of their Subsidiaries in favor of the holders of the Senior Notes as collateral security for the obligations of any of the Borrowers or the Guarantors in respect of the Senior Notes, or (F) amend, modify or supplement any affirmative or negative covenants contained in the Senior Note Documents, any asset sale proceeds application provisions or related redemption provisions contained in the Senior Note Documents, any default or event of default provisions contained in the Senior Note Documents or the change of control definitions or related redemption provisions contained in the Senior Note Documents, in any such case in a manner less favorable to the Borrowers than that in effect on the Restatement Date; (ii) prepay, redeem, cause the defeasance of or repurchase any of the Senior Notes; or (iii) amend, supplement or otherwise modify the terms of the Canadian Note without the consent of the Agent and each of the Banks;

          (k) notwithstanding anything herein to the contrary, MHC shall not engage in any trade or business, incur any Indebtedness other than pursuant to the Guaranty, incur any liabilities other than nominal expenses necessary to maintain its corporate existence, hold or own any assets or property other than the capital stock of its Subsidiaries as set forth on Schedule 7(l) hereto, or sell, pledge, encumber or transfer or cause or permit the sale, pledge, encumbrance or transfer of the capital stock of any of its direct or indirect Subsidiaries set forth on Schedule 7(l) hereto except for any pledge thereof in favor of the Agent for the benefit of the Banks and the Agent.

     Section 9.3. FINANCIAL COVENANTS. Each of the Borrowers and each of the Guarantors agrees that so long as there are any Loans, Notes, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, Letters of Credit or German Collateral Instruments outstanding or any Bank or the German Lender has any obligation to make Loans or German Loans or the Agent or the German Lender has any obligation to issue, extend or renew any Letters of Credit or German Collateral Instruments and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will not, the Guarantors will not, and where applicable the Borrowers will not cause or permit the Guarantors or MCL to:

          (a) permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Subsidiaries of MI to be less than 1.10:1.00; provided that the Borrowers shall not be required to comply with the requirements of the foregoing covenant with respect to any such period, if the Borrowers shall have demonstrated that they are in compliance with the requirements of Section 9.3(c) below at all times during the fiscal quarter ending on the last day of such period.

          (b)  at any time, permit the Total Outstandings to exceed the sum of
(i) 90% of the book value of accounts receivable of MI and the Restricted Subsidiaries (as such term is defined in the MI Indenture) plus (ii) 75% of the book value of the inventory of MI and the Restricted Subsidiaries (as such term is defined in the MI Indenture).

          (c) permit the Liquidity Level to be less than $10,000,000 at any time; provided that (i) the Borrowers shall not be required to comply with the requirements of the foregoing covenant if the Borrowers shall have demonstrated that they are in compliance with the requirements of Section 9.3(a) above with respect to the period of four fiscal quarters ending on the last day of the immediately preceeding fiscal quarter; (ii) the Borrowers shall have a fourteen
(14) day period in which to cure or remedy any failure to comply with the requirements of this Section 9.3(c) (the "Liquidity Cure Right"), and (iii) the Borrower shall not exercise such Liquidity Cure Right more than once in any six
(6) month period.

     Section 10. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur:

          (a) the Borrowers or the Guarantors shall fail to pay when due and payable any principal of the Loans or any Reimbursement Obligations not funded by a Loan pursuant to Section 2.1(d) when the same becomes due and payable hereunder, or any interest or other sum due under any of the Loan Documents within five (5) days following the date when the same becomes due and payable thereunder;

          (b) the Borrowers or the Guarantors shall fail to perform any term, covenant or agreement contained in Section 9.1(d)(A) or (B), Section 9.1(e),
Section 9.2 or Section 9.3;

          (c) the Borrowers or the Guarantors shall fail to perform any other term, covenant or agreement contained in any of the Loan Documents after the Agent has given written notice of such failure to the Borrowers and a period of thirty (30) days has passed without such failure having been cured or remedied;

          (d) any representation or warranty of the Borrowers or the Guarantors in any of the Loan Documents or in any document, certificate or other paper or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made or repeated;

          (e) (i) an "Event of Default" shall have occurred under and as defined in the German Loan Agreement, (ii) any of the Borrowers, the Guarantors or M Holdings or MCL shall be in default under (A) the Senior Note Documents,
(B) any agreement or agreements (other than the Loan Documents) evidencing Indebtedness owing to the Agent or any Bank, or any affiliates of the Agent or any Bank, or (C) any agreement or agreements evidencing other Indebtedness for or in respect of borrowed money or capitalized leases in excess of $1,000,000 in aggregate principal amount, or (iii) any of the Borrowers, the Guarantors or MCL shall fail to pay any such Indebtedness specified in clauses (ii)(A), (B) or (C) when due, or within any applicable period of grace;

          (f) any of the Loan Documents executed and delivered shall cease to be in full force and effect, or the Agent's Liens, for the benefit of the Banks and the Agent, on substantially all of the Collateral shall fail to be perfected at any time or shall fail to have the priority contemplated hereby at any time;

          (g) any of the Borrowers, the Guarantors or M Holdings, MCL or any of the other Material Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

          (h) any of the Borrowers, the Guarantors or M Holdings, MCL or any of the other Material Subsidiaries shall be generally unable to pay its debts as they mature;

          (i) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against any of the Borrowers, the Guarantors or M Holdings or MCL that, together with other outstanding final judgments and execution actions that have remained undischarged for more than thirty (30) days exceeds $1,000,000 in the aggregate;

          (j) any of the Borrowers, the Guarantors or M Holdings or MCL shall be enjoined from conducting any part of its business, or there shall occur any disruption to such business or loss or damage to the Borrowers' inventory, in each case where such condition would reasonably be likely to have a Materially Adverse Effect;

          (k) (i) M Holdings shall cease to own at least 65% of the capital stock of MI of every class, (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than the shareholders of M Holdings as of the Restatement Date, and their Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 50% of the outstanding shares of common or other voting stock of M Holdings; (iii) during any consecutive two-year period, individuals who were directors of M Holdings on the first day of such period (together with any new directors whose election by the board of directors of M Holdings or whose nomination for election by the stockholders of M Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of M Holdings; or (iv) a "Change of Control", as defined under the MI Indenture or the Parent Indenture, each as amended or supplemented and in effect from time to time, shall occur;

          (l) there shall occur a default by a Service Company (as defined in the Management Service Agreements), other than Gesellshaft fuer Elektrometallurgic m.b.H or Elektrowerk Weisweiler GmbH, under the terms of any of the Management Service Agreements which results in a loss of revenue to the Borrowers under the Management Service Agreements in excess of $300,000 in the aggregate during any fiscal year; or

          (m)  with respect to an employee benefit plan within the meaning of
Section 3.2 of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, the benefits of which are guaranteed upon termination in full or in part by the PBGC (other than a multiemployer plan) (each a "Guaranteed Pension Plan"), a "reportable event" within the meaning of Section 4043 of ERISA for which the PBGC requires 30 day notice shall have occurred which the Majority Banks reasonably believe could reasonably be expected to result in the liability of any of the Borrowers or any of their Subsidiaries or any Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event could reasonably be expected to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

THEN, or at any time thereafter:

                    (1) In the case of any Event of Default under clause (g) or
     (h), the Commitments shall automatically terminate, the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit, and the Banks shall be relieved of all further obligations to make Loans or to participate in the issuance, renewal or extension of any Letters of Credit, German Loans or German Collateral Instruments, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations, all obligations of the Borrowers and the Guarantors in respect of the German Guaranty and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and the Agent may, and upon the request of the Majority Banks shall, require that cash be delivered to the Agent in the amount of 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings to be held by the Agent, for the benefit of the Banks and the Agent, as cash collateral for all Reimbursement Obligations and the obligations of the Borrowers and the Guarantors in respect of the German Guaranty; and

                    (2) In the case of any Event of Default other than (g) and
     (h) which shall have occurred and be continuing, the Agent may, and upon the request of the Majority Banks shall, by written notice to the Borrowers, terminate the Commitments and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations, all obligations of the Borrowers and the Guarantors in respect of the German Guaranty, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and the Agent may, and upon the request of the Majority Banks shall, require that cash be delivered to the Agent in the amount of 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings to be held by the Agent, for the benefit of the Banks and the Agent, as cash collateral for all Reimbursement Obligations and the obligations of the Borrowers and the Guarantors in respect of the German Guaranty.

          In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Obligations pursuant to this Section 10, each Bank, if owed any amount with respect to the Loans, the Reimbursement Obligations, or the German Outstandings, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation or participant in any German Obligations is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

          Section 11. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence and during the continuance of an Event of Default, the Agent or any Bank, as the case may be, receives any monies, whether pursuant to
Section 2.3(c), Section 10 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent, for the benefit of the Agent and the Banks, under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations (other than the Obligations of the Borrowers and the Guarantors in respect of the German Guaranty) in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of (i) such Obligations shall be made pari passu among Obligations with respect to the Collateral administration fees payable pursuant to the Fee Letter and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any

Obligations not then due and payable (including the retaining, in the Agent's discretion following two days' prior written notice of the occurrence of an Event of Default given to the Borrowers by the Agent, of a portion or all of such monies to provide cash collateral in an amount equal to 105% of the Maximum Drawing Amount to secure Reimbursement Obligations);

          (c) Third, to all other Obligations of the Borrowers and the Guarantors in respect of the German Guaranty in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of (i) such Obligations under the German Guaranty shall be made pari passu among Obligations with respect to any fees payable for the account of the German Lender pursuant to the German Loan Documents and all other such Obligations under the German Guaranty and (ii) Obligations under the German Guaranty owing to the Banks or the German Lender with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks and the German Lender pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable (including the retaining, in the Agent's discretion following two days' prior written notice of the occurrence of an Event of Default given to the Borrowers by the Agent, of a portion or all of such monies to provide cash collateral in an amount equal to 105% of the German Outstandings to secure the Obligations under the German Guaranty);

          (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to each of the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (e) Fifth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

     Section 12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of any of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations or obligations under the German Guaranty owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations or obligations under the German Guaranty owed to such Bank, and (b) if such Bank shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations or obligations under the German Guaranty owed to, such Bank by proceedings against any of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations or obligations under the German Guaranty owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations or obligations under the German Guaranty owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations or obligations under the German Guaranty owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section 13. THE AGENT.

     Section 13.1. AUTHORIZATION.

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     Section 13.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

     Section 13.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 13.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     Section 13.5. PAYMENTS; DISTRIBUTIONS; DELINQUENT BANKS.

          (a) A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, to purchase any Letter of Credit Participation or to purchase a participation in any German Loan or German Collateral Instrument as required by Section 3A or (ii) to comply with the provisions of Section 12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, interest, fees, German Risk Participation Fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 13.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     13.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which any of the Agent or its affiliates has not been reimbursed by the Borrower as required by Section 16(a)), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or any such affiliate's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's or any such affiliate's willful misconduct or gross negligence.

     Section 13.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     Section 13.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 13.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 13.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     Section 13.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 13.11. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 8, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent active upon the Borrower's account shall have received notice from such Bank not less than five (5) days prior to the Restatement Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent to such effect on or prior to the Restatement Date.

     Section 14. ASSIGNMENT AND PARTICIPATION.

     Section 14.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit, German Loans and German Collateral Instruments); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is at least equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (d) each Bank which is a Bank on the Restatement Date shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 14.3, be released from its obligations under this Agreement.

     Section 14.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 7(e) and Section 9.1(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit and German Risk Participation Fees in respect of German Outstandings.

     Section 14.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to, Letter of Credit Participations purchased by, and participating interests in German Loans and German Collateral Instruments purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     Section 14.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

     Section 14.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount that is at least equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     Section 14.6. DISCLOSURE. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this Section 14.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Agreement or any other Loan Document.

     Section 14.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank is an affiliate of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 10, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Obligations. If any Bank sells a participating interest in any of the Obligations or Reimbursement Obligations to a participant, and such participant is one of the Borrowers or an Affiliate of one of the Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 10 to the extent that such participation is beneficially owned by any of the Borrowers or any Affiliate of any of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Obligations to the extent of such participation.

     Section 14.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16(b) with respect to any claims or actions arising prior to the date of such assignment. All assignee Banks and all participants in the Obligations which are Non-U.S. Lenders shall comply with the provisions of Section 5(f)(iv) hereof. Anything contained in this Section 14 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 14.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     Section 15. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement to be given by all of the Banks may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, (a) without the written consent of the Borrowers and the written consent of each Bank affected thereby, the rate of interest on the Notes (other than interest accruing pursuant to Section 2.2(b) following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) may not be decreased, the Maturity Date may not be postponed, the amount of the Commitments of the Banks may not be increased, and the amount of commitment fee or Letter of Credit Fees or German Risk Participation Fees hereunder may not be decreased;
(b) the definition of Majority Banks may not be amended without the written consent of all of the Banks; (c) all or a material portion of the Collateral may not be released without the written consent of all of the Banks (other than a release of any Stock Collateral, as defined in each of the Stock Pledge Agreements, with respect to which the written consent of only the Majority Banks shall be required); (d) no Guarantor may be released from its guaranty of the Obligations pursuant to Section 6.4 hereof without the written consent of all of the Banks; (e) no amendments or waivers hereto which are necessary to permit the making of Loans or the issuance, extension or renewal of Letters of Credit hereunder such that the Total Outstandings hereunder shall exceed the Borrowing Base by more than $200,000 shall be made without the written consent of all of the Banks (provided that nothing herein shall be construed as an agreement or waiver permitting any Loans or Letters of Credit to be made hereunder such that the Total Outstandings would exceed the Borrowing Base, and any such overadvance would be required to be made in accordance with the immediately preceding sentence and this clause
(e)); (f) the advance rates set forth in the definitions of Borrowing Base and Canadian Borrowing Base may not be increased above those in effect on the Restatement Date without the written consent of all of the Banks; and (g) the amount of the Collateral administration fee or any Letter of Credit Fees payable for the Agent's account and Section 13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     Any term of the German Loan Agreement, the other German Loan Documents or any other instrument related thereto may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of the German Loan Agreement, the other German Loan Documents or such other instrument or the continuance of any Default or Event of Default (for this purpose, as such terms are defined in the German Loan Agreement) may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the German Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the German Loans (other than interest accruing pursuant to Section 2.2(b) of the German Loan Agreement following the effective date of any waiver by the Majority Banks of the Default or Event of Default (for this purpose, as such terms are defined in the German Loan Agreement) relating thereto), the maturity of the German Loans, the amount of the commitments of the Banks to purchase participating interests in the German Loans and the German Collateral Instruments, and the amount of commitment fees payable by the German Borrowers thereunder and fees in respect of the German Collateral Instruments payable by the German Borrowers thereunder may not be changed, in each such case without the written consent of the German Borrowers and the written consent of each Bank affected thereby.

     Section 16. MISCELLANEOUS.

          (a) The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes expressly excluded from the definition of the term Taxes, and without duplication of any Taxes (as defined in Section 5(f)(i))) on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby jointly and severally agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the fees, expenses and disbursements of the Agent and its affiliates incurred by the Agent and its affiliates in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, and including all due diligence fees, expenses and disbursements of the Agent and its affiliates, including without limitation, the fees and expenses of environmental and other consultants hired by the Agent in connection with such due diligence, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers or any of their Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 16(a) shall survive payment or satisfaction of all other Obligations.

          (b) The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or any of their Subsidiaries comprised in the Collateral, (iv) the Borrowers or any of their Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (v) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have been determined by a court of competent jurisdiction by final order to arise from the bad faith, willful misconduct or gross negligence of such indemnified person. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 16(b) are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 16(b) shall survive payment or satisfaction in full of all other Obligations.

          (c) Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

               (i) if to the Borrowers or the Guarantors, c/o Metallurg, Inc. at 6 East 43rd Street, 12th Floor, New York, New York 10017, Attention:
     Barry C. Nuss, Vice President, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

               (ii) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Marwan Isbaih, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

               (iii) if to any Bank, at such Bank's address set forth on
     Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (A) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (B) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or election required to be made by or on behalf of the Borrowers hereunder may be made by MI on behalf of all of the Borrowers.

          (d) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but neither the Borrowers nor the Guarantors may assign its rights or obligations hereunder.

          (e) No failure or delay by the Agent or any Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereof may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. EACH OF THE BORROWERS AND THE GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS AND THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16(c). EACH OF THE BORROWERS AND THE GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. EACH OF THE BORROWERS AND THE GUARANTORS, AS AN INDUCEMENT TO THE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION WITH ANY LOAN DOCUMENT.

     Section 17. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     Section 17.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrowers and Guarantors each acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Subsidiaries, in connection with this Agreement or otherwise, by a Section 20 Subsidiary. Each Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by such Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by such Borrower or any of its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     Section 17.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Borrower or its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 14.6. Moreover, each of the Agent, the Banks and any Section 20 Subsidiary is hereby expressly permitted by each Borrower to refer to such Borrower and any of its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Agent, such Bank or such Section 20 Subsidiary and, for such purpose, the Agent, such Bank or such Section 20 Subsidiary may utilize any trade name, trademark, logo or other distinctive symbol associated with such Borrower or any of its Subsidiaries or any of their businesses.

     Section 17.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify each Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     Section 17.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by any Borrower or any of its Subsidiaries. The obligations of each Bank under this Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to such Borrower prior to the Restatement Date and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

     Section 18. TRANSITIONAL ARRANGEMENTS.

     Section 18.1. ORIGINAL LOAN AGREEMENT SUPERSEDED. This Agreement shall on the Restatement Date supersede the Original Loan Agreement in its entirety, except as provided in this Section 18. On the Restatement Date, the rights and obligations of the parties evidenced by the Original Loan Agreement shall be evidenced by this Agreement and the other Loan Documents, the "Loans" as defined in the Original Loan Agreement shall be converted to Loans as defined herein, and all outstanding letters of credit issued by the Agent for the account of any of the Borrowers prior to the Restatement Date shall, for purposes of this Loan Agreement, constitute Letters of Credit hereunder.

     Section 18.2. RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after its receipt of its Notes hereunder on the Restatement Date, each Bank will promptly return to the Borrowers, marked "Substituted" or "Cancelled", as the case may be, any promissory notes of the Borrowers held by such Bank pursuant to the Original Loan Agreement.

     Section 18.3. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Loan Agreement through the Restatement Date shall be calculated as of the Restatement Date (prorated in the case of any fractional periods), and shall be paid on the Restatement Date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.

                                       METALLURG, INC.

                               By:  /s/BARRY C. NUSS
                                  ---------------------------
                                     Name:  BARRY C. NUSS
                                     Title: Vice President, Finance & CFO

                               SHIELDALLOY METALLURGICAL
                               CORPORATION

                               By:  /s/BARRY C. NUSS
                                  ---------------------------
                                     Name:  BARRY C. NUSS
                                     Title: Vice President, Finance

                               METALLURG INTERNATIONAL RESOURCES, INC.

                               By:  /s/BARRY C. NUSS
                                  ---------------------------
                                     Name:  BARRY C. NUSS
                                     Title: Vice President, Finance

                               METALLURG SERVICES, INC.,
                               as a Guarantor

                               By:  /s/BARRY C. NUSS
                                  ----------------------------
                                     Name:  BARRY C. NUSS
                                     Title: Vice President, & CFO

                               MIR (CHINA), INC.,  as a Guarantor

                               By:  /s/BARRY C. NUSS
                                  ------------------------------
                                     Name:  BARRY C. NUSS
                                     Title: Vice President & CFO

                               METALLURG HOLDINGS CORPORATION,
                               as a Guarantor

                               By:  /s/BARRY C. NUSS
                                  --------------------------
                                     Name:  BARRY C. NUSS
                                     Title: Vice President & CFO

                               BANKBOSTON, N.A., individually
                               and as Agent

                               By:  /s/JAMES J. WARD
                                  ----------------------------
                                     Name:  JAMES J. WARD
                                     Title: Director

                               NATIONAL BANK OF CANADA

                               By: /s/ GAETAN R. FROSINA
                                  -----------------------------
                                    Name: Gaetan R. Frosina
                                    Title: Vice President & Manager

                               BANK OF SCOTLAND

                               By: /s/ ANNIE GLYNN
                                  ---------------------------------
                                     Name: Annie Glynn
                                     Title: Senior Vice President

                                                                       EXHIBIT A

                          FORM OF BORROWING BASE REPORT

                                  [INSERT DATE]

     Reference is made to a certain Amended and Restated Loan Agreement (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), dated as of October 29, 1999, by and among METALLURG, INC. a Delaware corporation, SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation and METALLURG INTERNATIONAL RESOURCES, INC., a New York corporation (collectively, the "Borrowers"), certain affiliates of the Borrowers, as guarantors thereunder; the lending institutions from time to time parties thereto (the "Banks"); and BankBoston, N.A., as Agent for the Banks (in such capacity, the "Agent"). Capitalized terms which are used herein without definition and are defined in the Loan Agreement shall have the same meanings herein as specified in the Loan Agreement.

     The undersigned, the [CEO/Treasurer/Controller] of the Borrowers hereby certifies as follows: (a) the information furnished in the materials attached hereto was true, correct and complete as of the last day of the calendar month immediately preceding the date of this certificate; (b) all Eligible Inventory, Eligible Receivables, and all Eligible Fixed Assets have been duly pledged and assigned to the Agent and are subject to a valid, first priority, perfected lien and security interest in favor of the Agent, on behalf of the Banks; (c) none of the Borrowers has created, permitted, or has permitted any Guarantor to create or permit, any Lien on any of the Eligible Inventory, Eligible Receivables, or Eligible Fixed Assets, except as otherwise permitted by the Loan Agreement; (d) as of the date of this report, there exists no Default or Event of Default; and
(e) all of the representations and warranties of the Borrowers contained in the Loan Agreement or any other Loan Document were true and correct when made and continue to be true and correct as of the date of this report.

     IN WITNESS WHEREOF, each of the undersigned has executed this Borrowing Base Report under seal on behalf of the Borrowers as of the date first written above.

                                 METALLURG, INC.

                                 By:
                                    -------------------------
                                 Name:
                                 Title:

                                 SHIELDALLOY METALLURGICAL
                                 CORPORATION

                                 By:
                                    -------------------------
                                 Name:
                                 Title:

                                 METALLURG INTERNATIONAL
                                 RESOURCES, INC.

                                 By:
                                    -------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT B

                        FORM OF AMENDED AND RESTATED NOTE

 [$                                ]                            October 29, 1999
  --------------------------------

     FOR VALUE RECEIVED, the undersigned METALLURG, INC., a Delaware corporation ("MI"), SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation ("SMC") and METALLURG INTERNATIONAL RESOURCES, INC., a New York corporation ("MIR" and collectively with MI and SMC, the "Borrowers"), hereby jointly and severally promise to pay to the order of [INSERT NAME OF BANK] (the "Bank"), at the Agent's Head Office at 100 Federal Street, Boston, Massachusetts 02110:

          (a) prior to or on the Maturity Date the principal amount of [________ ____($_______)] or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrowers pursuant to the Amended and Restated Loan Agreement, dated as of October 29, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), among the Borrowers, certain affiliates of the Borrowers referred to therein as Guarantors, the Bank and the other lending institutions which are or may become parties thereto, and BankBoston, N.A., as Agent for itself and such lending institutions;

          (b) the principal outstanding hereunder from time to time at the times provided in the Loan Agreement; and

          (c) interest on the principal balance hereof from time to time outstanding from the Restatement Date under the Loan Agreement through and including the maturity date hereof at the times and at the rates provided in the Loan Agreement.

     This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Loan Agreement. The Bank and any holder hereof is entitled to the benefits of the Loan Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

     The Borrowers irrevocably authorize the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the joint and several obligation of the Borrowers hereunder or under the Loan Agreement to make payments of principal of and interest on this Note when due.

     The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Loan Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note amends, restates and replaces in full (but does not evidence repayment of) the original Amended and Restated Revolving Credit Note dated as of April 23, 1999, from the Borrowers to the Bank in the original principal amount of $[INSERT PRINCIPAL AMOUNT OF BANK'S 4/23/99 NOTE].

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16(c)(i) OF THE LOAN AGREEMENT. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as a sealed instrument as of the day and year first above written.

                                 METALLURG, INC.

                                 By:
                                     -----------------------------------
                                             Name:
                                             Title:

                                 SHIELDALLOY METALLURGICAL
                                 CORPORATION

                                 By:
                                     -----------------------------------
                                              Name:
                                              Title:

                                 METALLURG INTERNATIONAL
                                 RESOURCES, INC.

                                 By:
                                     -----------------------------------
                                             Name:
                                             Title:


-----------------------------------------------------------------------------------------------------------------------------------
                                                               Amount of                  Balance of
                                     Amount                 Principal Paid                Principal                     Notation
         Date                       of Loan                  or Prepaid                     Unpaid                      Made By:
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

                                                                       EXHIBIT C

                                 [Insert Date]

BankBoston, N.A.,
  as Agent
100 Federal Street
Boston, MA  02110

          RE:  REQUEST FOR LOAN UNDER LOAN AGREEMENT, DATED AS OF OCTOBER 29,
               1999

Ladies and Gentlemen:

     Reference is made to a certain Amended and Restated Loan Agreement, dated as of October 29, 1999 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), among Metallurg, Inc., Shieldalloy Metallurgical Corporation and Metallurg International Resources, Inc. (collectively, the "Borrowers"); certain affiliates of the Borrowers, as guarantors thereunder; the lending institutions from time to time parties thereto (collectively, the "Banks"); and BankBoston, N.A., as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein without definition and defined in the Loan Agreement shall have the same meanings specified therefor in the Loan Agreement.

     Pursuant to Section 2.1(c) of the Loan Agreement, the Borrowers hereby irrevocably request the following Loan:

          (a)  Principal Amount:

          (b)  Drawdown Date:

          (c)  Interest Period:

          (d)  Type of Loan:

     We understand that this request obligates us to accept the requested Loan on the specified Drawdown Date.

     The making of the requested Loan and the use of the proceeds thereof will in all respects be in compliance with the provisions of Regulation U.

     Each of the Borrowers hereby represents and warrants that all of the conditions set forth in Section 8(a)* and Section 8(b) of the Loan Agreement have been satisfied on the date of this Loan Request.

     No Default or Event of Default has occurred and is continuing and no Default or Event of Default would occur after giving effect to the requested Loan.

                                 METALLURG, INC.

                                 By:
                                   -----------------------------
                                     Name:
                                     Title:

                                 SHIELDALLOY
                                 METALLURGICAL
                                 CORPORATION

                                 By:
                                   -----------------------------
                                     Name:
                                     Title:

                                METALLURG
                                INTERNATIONAL
                                RESOURCES, INC.

                                By:
                                   -----------------------------
                                     Name:
                                     Title:

-----------------
*  To be included in the case of the initial Loan

                                                                       EXHIBIT D

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated as of [INSERT DATE]

     Reference is made to the Amended and Restated Loan Agreement, dated as of October 29, 1999 (as amended, modified, supplemented or restated from time to time and in effect, the "Loan Agreement"), among Metallurg, Inc., a Delaware corporation, Shieldalloy Metallurgical Corporation, a Delaware corporation, and Metallurg International Resources, a New York corporation (collectively, the "Borrowers"); certain affiliates of the Borrowers referred to therein as Guarantors (collectively, the "Guarantors"); the banking institutions referred to therein as Banks (collectively, the "Banks"); and BankBoston, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein without definition and defined in the Loan Agreement shall have the same meanings herein as set forth in the Loan Agreement.

     [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee") hereby agree as follows:

     1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $[__________] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Loan Agreement equal to [___]% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

     2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $[_______], its Commitment Percentage is [___]%, the aggregate outstanding principal balance of its Loans equals $[_______] and the aggregate amount of its Letter of Credit Participations equals $[_______] (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Loan Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Note delivered to it under the Loan Agreement.

     The Assignor requests that the Borrowers exchange the Assignor's Note for new Note(s) payable to the Assignor and the Assignee as follows:


Note Payable to
the Order of:                            Amount of Note
Assignor                                 $
                                          ----------------
Assignee                                 $
                                          ----------------

     3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to the terms of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be [______________] (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrowers hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Loan Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

     5. RIGHTS UNDER LOAN AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Loan Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Loan Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 16(b) of the Loan Agreement with respect to any claims or actions arising prior to the Effective Date.

     6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAWS).

     8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed under seal on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                             [INSERT NAME OF ASSIGNOR]

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            [INSERT NAME OF ASSIGNEE]


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

CONSENTED TO:

METALLURG, INC.

By:
   --------------------------------
   Name:
   Title:

 SHIELDALLOY METALLURGICAL CORPORATION

By:
   --------------------------------
   Name:
   Title:

METALLURG INTERNATIONAL RESOURCES, INC.

By:
   --------------------------------
   Name:
   Title:

BANKBOSTON, N.A., as Agent

By:
   --------------------------------
   Name:
   Title:

                                                                       EXHIBIT E

                          FORM OF AMENDED AND RESTATED
                               SECURITY AGREEMENT

     AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of October 29, 1999, by and among (a) METALLURG, INC. ("MI"), a Delaware corporation, SHIELDALLOY METALLURGICAL CORPORATION ("SMC"), a Delaware corporation and METALLURG INTERNATIONAL RESOURCES, INC., a New York corporation ("MIR" and collectively with MI and SMC, the "Borrowers"), (b) METALLURG SERVICES, INC., a New York corporation, MIR (CHINA), INC., a Delaware corporation, and METALLURG HOLDINGS CORPORATION, a New Jersey corporation (collectively, the "Guarantors" and collectively with the Borrowers, the "Companies"), and (c) BANKBOSTON, N.A., a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to that certain Amended and Restated Loan Agreement, dated as of October 29, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), among the Borrowers, the Guarantors, the Agent, and the Banks.

     WHEREAS, MI and SMC, the Guarantors, the Agent and the Banks entered into that certain Loan Agreement dated as of April 14, 1997 (as amended and in effect prior to the date hereof, the "Existing Loan Agreement") and pursuant thereto entered into a certain Security Agreement dated as of April 14, 1997 (as amended and in effect prior to the date hereof, the "Existing MI and SMC Security Agreement");

     WHEREAS, MIR became a party to the Existing Loan Agreement and a Borrower thereunder pursuant to that certain Assumption and Modification Agreement, dated as of April 23, 1999, and, in connection therewith, entered into a certain Security Agreement dated as of April 23, 1999 (the "Existing MIR Security Agreement");

     WHEREAS, the Borrowers, the Guarantors, the Banks and the Agent have agreed to modify certain provisions of the Existing Loan Agreement pursuant to the terms of the Loan Agreement;

     WHEREAS, pursuant to the provisions of Section 6.4 of the Loan Agreement, the Guarantors have guaranteed to the Banks and the Agent the payment and performance of the Borrowers' Obligations under or in respect of the Loan Agreement;

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrowers under the Loan Agreement that the Companies execute and deliver to the Agent, for the benefit of the Banks and the Agent, a security agreement in substantially the form hereof;

     WHEREAS, the Companies wish to amend and restate the Existing MI and SMC Security Agreement and the Existing MIR Security Agreement pursuant to this Agreement, in order to continue to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that from and after the Restatement Date (as defined in the Loan Agreement) the Existing MI and SMC Security Agreement and the Existing MIR Security Agreement shall be amended and restated in their entirety as follows:

     1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein; provided, however, that the term "instrument" shall be such term as defined in
Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts, rather than Article 3, thereof.

     2. GRANT OF SECURITY INTEREST.

          2.1. COLLATERAL GRANTED. Each of the Companies hereby grants to the Agent, for the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of each of the Companies, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

               All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Companies possess, use or have authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Companies, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

          2.2. DELIVERY OF INSTRUMENTS, ETC.

                (a) Pursuant to the terms hereof, each of the Companies has endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that any of the Companies shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, such Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

                (b) To the extent that any securities now or hereafter acquired by any of the Companies are uncertificated and are issued to said Company or its nominee directly by the issuer thereof, said Company shall cause the issuer to note on its books the security interest of the Agent in such securities and shall cause the issuer, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, to agree to comply with instructions from the Agent as to such securities, without further consent of said Company or such nominee. To the extent that any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any of the Companies are held by said Company or its nominee through a securities intermediary or commodity intermediary, said Company shall (i) cause such securities intermediary or (as the case may be) commodities intermediary, to note on its books the security interest of the Agent in such securities or other financial assets and to confirm such notation promptly to the Agent and (ii) at the request of the Agent, cause such securities intermediary or (as the case may be) commodities intermediary, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary or (as the case may be) commodities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, without further consent of said Company or such nominee. The Agent agrees with the Companies that the Agent shall not give any such entitlement orders or instructions or directions to any such issuer or securities intermediary or commodity intermediary unless an Event of Default has occurred and is continuing and the Agent has elected to exercise its rights and remedies as contemplated by Section 14 hereof.

                (c) To the extent that any of the Companies is a beneficiary under any written letter of credit now or hereafter issued in favor of such Company, it shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of such Company, make such arrangements with such Company as are in the Agent's reasonable judgment necessary and appropriate so that such Company may make any drawing to which it is entitled under such letter of credit, without impairment of the Agent's perfected security interest in such Company's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent's request, such Company shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Company as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent for application as provided in the Loan Agreement.

          2.3. EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, (a) any annuities or trust fund accounts which are dedicated to the payment of environmental liabilities of the Borrowers pursuant to the express provisions of the Settlement Agreements; provided that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, the Borrowers' residual interest in such annuities or trust fund accounts and any right of the Borrowers to any surplus after payment of the liabilities in respect of which such annuities and trust funds were established, or (b) any chattel paper and general intangibles which are now or hereafter held by any of the Companies as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

          2.4. STOCK PLEDGE AGREEMENTS. Concurrently herewith Metallurg, Inc. and Metallurg Holdings Corporation are executing and delivering to the Agent, for the benefit of the Banks and the Agent, amended and restated stock pledge agreements (the "Stock Pledge Agreements") pursuant to which Metallurg, Inc. and Metallurg Holdings Corporation are pledging to the Agent, for the benefit of the Banks and the Agent, the shares of the capital stock of their respective subsidiaries described therein. Such pledge shall be governed by the terms of the Stock Pledge Agreements and not by the terms of this Agreement.

     3. TITLE TO COLLATERAL, ETC. The Companies are the owners of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Loan Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

     4. CONTINUOUS PERFECTION. Each Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered by such Company to the Agent herewith (collectively, the "Perfection Certificates"). Except as otherwise expressly permitted by the Loan Agreement, none of the Companies will change the same, or the name, identity or corporate structure of any Company in any manner, without providing at least 30 days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to Section 2.2 hereof, will be kept at those locations listed on the Perfection Certificates and none of the Companies will remove the Collateral from such locations, without providing at least 30 days prior written notice to the Agent.

     5. NO OTHER LIENS. Except for the security interest herein granted and liens permitted by the Loan Agreement, the Companies shall be the owners of the Collateral free from any lien, security interest or other encumbrance, and each of the Companies shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Banks. The Companies shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent, for the benefit of the Banks and the Agent, except for liens permitted by the Loan Agreement.

     6. NO TRANSFERS. The Companies will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except as otherwise permitted by the Loan Agreement.

     7. INSURANCE.

          7.1. MAINTENANCE OF INSURANCE. Each of the Companies will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that none of the Companies will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all such insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Agent. Without limiting the foregoing, each of the Companies will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and
     (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of each of the Companies; business interruption insurance; and product liability insurance.

          7.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $250,000, be disbursed to the appropriate Company for direct application by said Company solely to the repair or replacement of said Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the applicable Company solely to the repair or replacement of said Company's property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

          7.3. NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least thirty (30) days' prior written cancellation notice to the Agent. In the event of failure by any Company to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to said Company. Each of the Companies shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

     8. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. Each of the Companies will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located, during normal business hours upon notice to the Companies.

Each of the Companies will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. Each of the Companies has at all times operated, and each of the Companies will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances except, in any such case, where any non-compliance would not reasonably be expected to result in a Materially Adverse Effect or otherwise impair or effect the validity, perfection or priority of the security interest of the Agent, for the benefit of the Banks and the Agent, in the Collateral.

     9. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

          9.1. EXPENSES INCURRED BY AGENT. In its discretion, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. Each of the Companies agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to any Company to make any such expenditures, nor shall the making thereof relieve any Company of any default.

          9.2. AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each of the Companies shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of any of the Companies under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

     10. SECURITIES AND DEPOSITS. The Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. After the occurrence and during the continuance of an Event of Default, whether or not any Obligations are due, the Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Bank to any of the Companies may at any time be applied to or set off against any of the Obligations.

     11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If an Event of Default shall have occurred and be continuing, each of the Companies shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of such Company and obligors on instruments for which such Company is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Companies, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, each of the Companies shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by such Company as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of such Company and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

     12. FURTHER ASSURANCES. Each of the Companies, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2.3 hereof, (iii) obtaining waivers from mortgagees and landlords and (iv) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code (1990) or Sections 8-106 and 9-115 of the Uniform Commercial Code (1994), as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

     13. POWER OF ATTORNEY.

          13.1. APPOINTMENT AND POWERS OF AGENT. Each of the Companies hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of each of the Companies or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of each of the Companies, without notice to or assent by any of the Companies, to do the following:

               (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Companies' expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as each of the Companies might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to each of the Companies, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

               (b) to file such financing statements with respect hereto, with or without any Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in any Company's name such financing statements and amendments thereto and continuation statements which may require such Company's signature.

          13.2. RATIFICATION BY THE COMPANIES. To the extent permitted by law, each of the Companies hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          13.3. NO DUTY ON AGENT. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any of the Companies for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

     14. REMEDIES. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to or demand upon any of the Companies, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Companies can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require each of the Companies to assemble all or any part of the Collateral at such location or locations within the state(s) of the Companies' principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to each of the Companies at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Companies hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Companies waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than a Company, each Company, to the extent permitted by applicable law, waives and agrees not to assert any rights or privileges which it may have under
Section 9-112 of the Uniform Commercial Code of the Commonwealth of
Massachusetts.

     15. NO WAIVER, ETC. Each of the Companies waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of the Companies assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2 hereof. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Banks. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

     16. MARSHALLING. Neither the Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

     17. PROCEEDS OF DISPOSITIONS; EXPENSES. The Companies shall pay to the Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Loan Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Companies, and each of the Companies shall remain jointly and severally liable for any deficiency in the payment of the Obligations.

     18. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Companies hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

     19. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). Each of the Companies agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Company by mail at the address specified in the Loan Agreement. Each of the Companies hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     20. WAIVER OF JURY TRIAL. EACH OF THE COMPANIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Companies waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Companies (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 20.

     21. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9").

          21.1. ATTACHMENT. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of each of the Companies, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If any of the Companies shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, such Company shall immediately notify the Agent in a writing signed by such Company of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

          21.2. PERFECTION BY FILING. The Agent may at any time and from time to time, pursuant to the provisions of Section 13, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Companies or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Company is an organization, the type of organization and any organization identification number issued to the Companies. Each Company agrees to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Agent on behalf of the Companies, as provided in Section 13, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

          21.3. OTHER PERFECTION, ETC. The Companies shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Agent may reasonably request for the Agent (a) to obtain an acknowledgement, in form and substance satisfactory to the Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Agent, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Agent, and (c) otherwise to insure the continued perfection and priority of the Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised
     Article 9 in any jurisdiction.

          21.4. OTHER PROVISIONS. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the following references to sections in this Agreement to existing Article 9 of that jurisdiction shall be to the Revised Article 9 Section of that jurisdiction indicated below:

    ---------------------------------------------------------------------------------------------------------------------
                                              Existing                                        Revised
           Agreement Section                  Article 9                                       Article 9
    ---------------------------------------------------------------------------------------------------------------------
                   3                      Section 9-103(3)                        Rev. Section 9-102(a)(34)
    ---------------------------------------------------------------------------------------------------------------------
                  9.2                       Section 9-207                             Rev. Section 9-207
    ---------------------------------------------------------------------------------------------------------------------
                   12              Sections 8-106 and 9-115 (1994)              Rev. Sections 8-106 and 9-106
    ---------------------------------------------------------------------------------------------------------------------
                   17                    Section 9-504(1)(c)             Rev. Sections 9-608(a)(1)(C) and 9-615(a)(3)
    ---------------------------------------------------------------------------------------------------------------------



          21.5. SAVINGS CLAUSE. Nothing contained in this Section 21 shall be construed to narrow the scope of the Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Agent or any Bank hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

     22. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Companies and its respective successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Companies acknowledges receipt of a copy of this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, intending to be legally bound, each of the Companies has caused this Agreement to be duly executed under seal as of the date first above written.

                                 METALLURG, INC.


                                 By:
                                    ---------------------------------------
                                      Name:
                                      Title:


                                 SHIELDALLOY METALLURGICAL
                                  CORPORATION

                                 By:
                                    ---------------------------------------
                                      Name:
                                      Title:


                                 METALLURG INTERNATIONAL
                                  RESOURCES, INC.

                                 By:
                                    ---------------------------------------
                                      Name:
                                      Title:


                                 METALLURG SERVICES, INC.

                                 By:
                                    ---------------------------------------
                                      Name:
                                      Title:


                                 MIR (CHINA), INC.

                                 By:
                                    ---------------------------------------
                                      Name:
                                      Title:


                                 METALLURG HOLDINGS
                                  CORPORATION

                                 By:
                                    ---------------------------------------
                                      Name:
                                      Title:

Accepted:

BANKBOSTON, N.A., as Agent

By:
   ------------------------------
    Name:
    Title:

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                         )
                                 )  ss.
COUNTY OF                        )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of October, 1999, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of Metallurg, Inc. and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.



                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:



                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                         )
                                 )  ss.
COUNTY OF                        )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of October, 1999, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of Shieldalloy Metallurgical Corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.



                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                         )
                                 )  ss.
COUNTY OF                        )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of October, 1999, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of Metallurg International Resources, Inc. and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.



                                                  ------------------------------
                                                  Notary Public
My commission expires:



                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                         )
                                 )  ss.
COUNTY OF                        )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of October, 1999, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of Metallurg Services, Inc. and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.



                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                         )
                                 )  ss.
COUNTY OF                        )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of October, 1999, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of MIR (China), Inc. and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.




                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:



                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                         )
                                 )  ss.
COUNTY OF                        )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of October, 1999, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of Metallurg Holdings Corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of said corporation.




                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:

                                                                     EXHIBIT F-1

                                     FORM OF
                              AMENDED AND RESTATED
                             STOCK PLEDGE AGREEMENT

     This AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") is made as of this 29th day of October, 1999, by and between METALLURG, INC., a Delaware corporation (the "Pledgor"), and BANKBOSTON, N.A., a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (collectively, the "Banks") which are or may become parties to that certain Amended and Restated Loan Agreement, dated October 29, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement") among the Pledgor, Shieldalloy Metallurgical Corporation, a Delaware corporation, and Metallurg International Resources, Inc., a New York corporation (collectively, the "Borrowers"), certain affiliates of the Borrowers, as guarantors thereunder, the Agent and the Banks.

     WHEREAS, the Pledgor, Shieldalloy Metallurgical Corporation, certain affiliates of the Pledgor, as guarantors, the Agent and the Banks entered into that certain Loan Agreement dated as of April 14, 1997 (as amended and in effect prior to the date hereof, the "Existing Loan Agreement") and pursuant thereto the Pledgor and the Agent entered into a certain Stock Pledge Agreement dated as of April 14, 1997 (as amended and in effect prior to the date hereof, the "Existing Stock Pledge Agreement");

     WHEREAS, the Pledgor, the other Borrowers, certain affiliates of the Pledgor, as guarantors, the Agent and the Banks have agreed to modify certain provisions of the Existing Loan Agreement pursuant to the terms of the Loan Agreement;

     WHEREAS, the Pledgor is the direct or indirect legal and beneficial owner of the issued and outstanding shares of each class of the capital stock of each of the corporations described on Annex A (the "Subsidiaries");

     WHEREAS, the Pledgor, the Agent and the Banks have agreed to modify certain provisions of the Existing Stock Pledge Agreement pursuant to the terms of this Agreement, to release the pledge of the stock of all other Subsidiaries (as defined in the Existing Stock Pledge Agreement) other than that of the Subsidiaries (as defined herein);

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrowers under the Loan Agreement that the Pledgor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a pledge agreement in substantially the form hereof;

     WHEREAS, the Pledgors wish to amend and restate the Existing Stock Pledge Agreement pursuant to this Agreement, in order to continue to grant pledges and security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that from and after the Restatement Date (as defined in the Loan Agreement) the Existing Stock Pledge Agreement shall be amended and restated in its entirety as follows:

     1. PLEDGE OF STOCK, ETC.

     1.1. PLEDGE OF STOCK. The Pledgor hereby pledges, assigns and grants a security interest in and delivers to the Agent, for the benefit of the Banks and the Agent, (a) all of the issued and outstanding shares owned by the Pledgor of every class of the capital stock of the Subsidiaries listed and more fully described on Annex A hereto (other than Metallurg (Canada) Ltd. and Metallurg Holdings Corporation (collectively, the "Foreign Subsidiaries") with respect to which the Pledgor hereby pledges, assigns, and grants a security interest in, and delivers to the Agent, 65% of the issued and outstanding shares of every class of the capital stock of each Foreign Subsidiary, as described on Annex A hereto), to be held by the Agent, for the benefit of the Banks and the Agent, subject to the terms and conditions hereinafter set forth, and (b) all income, increases or proceeds with respect to or arising from such shares of the capital stock of the Subsidiaries of the Pledgor listed on Annex A hereto. The certificates for such shares described in clause (a), accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgor, have been delivered to the Agent, for the benefit of the Banks and the Agent.

     1.2. ADDITIONAL STOCK. In case the Pledgor shall acquire any additional shares of the capital stock of any Subsidiary or corporation which is the successor of any Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock of any class of any Subsidiary, by purchase, stock dividend, stock split or otherwise, then the Pledgor shall forthwith deliver to and pledge such shares or other securities to the Agent, for the benefit of the Banks and the Agent, under this Agreement; provided that the Pledgor shall not be required hereby to deliver and pledge to the Agent any such additional shares of a Foreign Subsidiary if the result of such delivery would be to cause greater than 65% of the outstanding capital stock of such Foreign Subsidiary to be pledged to the Agent for the benefit of the Banks and the Agent hereunder. The Pledgor shall deliver to the Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by the Pledgor in blank. The Pledgor agrees that the Agent may from time to time attach as Annex A hereto an updated list of the shares of capital stock or securities at the time pledged with the Agent hereunder.

     1.3. PLEDGE OF CASH COLLATERAL ACCOUNT. The Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Agent, for the benefit of the Banks and the Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

     2. DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement. Terms used herein and not defined in the Loan Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of Massachusetts have such defined meanings herein, unless the context otherwise indicates or requires, and the following terms shall have the following meanings:

          Cash Collateral. See Section 4 hereof.

          Cash Collateral Account. See Section 4 hereof.

          Stock. Includes the shares of stock pledged to the Agent, for the benefit of the Banks and the Agent, hereunder and described on Annex A hereto and any additional shares of stock at the time pledged with the Agent, for the benefit of the Banks and the Agent, hereunder.

          Stock Collateral. The property at any time pledged to the Agent, for the benefit of the Banks and the Agent, hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Pledgor to the extent expressly permitted by Section 6 hereof.

          Time Deposits. See Section 4 hereof.

     3. SECURITY FOR OBLIGATIONS. This Agreement and the security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all the Obligations.

     4. LIQUIDATION, RECAPITALIZATION, ETC.

     4.1. DISTRIBUTIONS PAID TO BANK. Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 6 hereof, be paid over and delivered to the Agent to be held by the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Agent, for the benefit of the Banks and the Agent, to be held by it as security for the Obligations. Except to the limited extent provided in Section 6 hereof, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Agent, be held in trust for the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations.

     4.2. CASH COLLATERAL ACCOUNT. All sums of money that are delivered to the Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to both the Agent and the Pledgor provided, that, in each such case, arrangements satisfactory to the Agent are made and are in place to perfect and to insure the first priority of the Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

     4.3. PLEDGOR'S RIGHTS TO CASH COLLATERAL, ETC. Except as otherwise expressly provided in Section 15 hereof, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

     5. WARRANTY OF TITLE; AUTHORITY. The Pledgor hereby represents and warrants that: (a) the Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Stock described in Section 1 hereof and pledged to the Agent, for the benefit of the Banks and the Agent, hereunder, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement and a subordinated pledge and security interest in favor of the Trustee for the benefit of the holders of the Senior Secured Notes pursuant to the Senior Secured Note Documents, (b) all of the Stock described in Section 1 is validly issued, fully paid and non-assessable, (c) the Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of the Pledgor's charter documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (d) the information set forth in Annex A hereto relating to the Stock is true, correct and complete in all respects. The Pledgor covenants that it will defend the Agent's rights and security interest in the Stock pledged to the Agent, for the benefit of the Banks and the Agent, hereunder against the claims and demands of all persons whomsoever. The Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Agent, for the benefit of the Banks and the Agent, hereunder and will likewise defend the Agent's rights, pledge and security interest thereof and therein.

     6. DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock. All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Agent's option, as evidenced by the Agent's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

     7. REMEDIES.

     7.1. IN GENERAL. If an Event of Default shall have occurred and be continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

               (a) if the Agent so elects and gives notice of such election to the Pledgor, the Agent may vote any or all shares of the Stock pledged to the Agent hereunder (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of such Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

               (b) the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Stock Collateral;

               (c) the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

               (d) the Agent may cause all or any part of the Stock pledged to it hereunder and held by it to be transferred into its name or the name of its nominee or nominees; and

               (e) the Agent may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Agent.

     7.2. SALE OF STOCK COLLATERAL. In the event of any disposition of the Stock Collateral as provided in clause (c) of Section 7.1 hereof, the Agent shall give to the Pledgor at least ten (10) Business Days' prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. The Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Agent may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means. The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations in the order set forth in the Loan Agreement, after proper allowance for Obligations not then due. Only after such applications, and after payment by the Agent of any amount required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, need the Agent account to the Pledgor for any surplus.

     7.3. PRIVATE SALES. The Pledgor recognizes that the Agent may be unable to effect a public sale of the Stock pledged to it hereunder by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of such Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Agent agrees that any sale of the Stock pledged to it hereunder shall be made in a commercially reasonable manner, and the Pledgor agrees to use its best efforts to cause the issuer or issuers of such Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     8. MARSHALLING. The Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Agent's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

     9. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Agent or any Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the

Loan Agreement, the Notes, the other Loan Documents or any of the Obligations;
(c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     10. TRANSFER, ETC., BY PLEDGOR. Without the prior written consent of the Agent, except as otherwise permitted by the Loan Agreement, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement and a subordinated pledge and security interest in favor of the Trustee for the benefit of the holders of the Senior Secured Notes pursuant to the Senior Secured Note Documents.

     11. FURTHER ASSURANCES. The Pledgor will do all such acts, and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Agent, for the benefit of the Banks and the Agent, hereunder, all without any cost or expense to the Agent or any Bank. If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

     12. BANK'S EXONERATION. Under no circumstances shall the Agent or any of the Banks be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Stock Collateral and (b) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Agent nor any Bank shall be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Stock Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

     13. NO WAIVER, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Agent, with the consent of the Majority Banks, and the Pledgor. No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Loan Agreement).

     14. NOTICE, ETC. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 16(c) of the Loan Agreement.

     15. TERMINATION. Upon final payment and performance in full of the Obligations, this Agreement shall terminate and the Agent shall, at the Pledgor's request and expense, except as may be otherwise required under the terms of the Senior Secured Note Documents, return such Stock Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder.

     16. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Pledgor shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, its successors in title and assigns.

     17. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

     18. GOVERNING LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS AN INSTRUMENT UNDER SEAL AND THIS AGREEMENT AND THE OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Pledgor by mail at the address specified in Section 16(c)(i) of the Loan Agreement. The Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     19. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Pledgor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Agent is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this
Section 19.

     20. HEADINGS. The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     21. SEVERABILITY, ETC. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any agreements between the Agent and the Pledgor (collectively, the "Local Stock Agreements") entered into in order to perfect the Agent's interest, for the benefit of the Banks and the Agent, in the stock of certain foreign Subsidiaries of the Pledgor according to the laws of such foreign Subsidiaries' respective jurisdictions of incorporation, the terms and conditions of such Local Stock Agreements shall apply.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Agent have caused this Agreement to be executed as of the date first above written.

                                            METALLURG, INC.

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

                                            BANKBOSTON, N.A., as Agent

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

     The undersigned Subsidiaries hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4.1, 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Agent and the Pledgor in carrying out such provisions.


                                            SHIELDALLOY METALLURGICAL
                                             CORPORATION

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

                                            METALLURG INTERNATIONAL
                                            RESOURCES, INC.

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

                                            METALLURG (CANADA) LTD.

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

                                            METALLURG HOLDINGS CORPORATION

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

                           ANNEX A TO PLEDGE AGREEMENT
                                (METALLURG, INC.)

     None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Annex A.

                                                        NUMBER OF     NUMBER OF   NUMBER OF     PAR OR
                              RECORD        CLASS OF    AUTHORIZED    ISSUED      OUTSTANDING   LIQUIDATION     OWNED     PLEDGED
ISSUER                        OWNER         SHARES      SHARES        SHARES      SHARES        VALUE           SHARES    SHARES
------                        -----         ------      ------        ------      ------        -----           ------    ------
Shieldalloy Metallurgical     Metallurg,    Common      3000          1885        1885          $.01            100%      1885
Corporation (DE)              Inc.

Metallurg (Canada) Ltd.       Metallurg,    Common      Unlimited     1100        1100          C $10           100%      715
                              Inc.

Metallurg Holdings            Metallurg,    Common      2500          100         100           no par value    100%      65
Corporation                   Inc.

Metallurg International       Metallurg,    Common      1000          1000        1000          $.01            100%      1000
Resources, Inc.               Inc.

                                                                     EXHIBIT F-2

                                    FORM OF
                              AMENDED AND RESTATED
                             STOCK PLEDGE AGREEMENT

     This AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") is made as of this 29th day of October, 1999, by and between METALLURG HOLDINGS CORPORATION, a New Jersey corporation (the "Pledgor"), and BANKBOSTON, N.A., a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (collectively, the "Banks") which are or may become parties to that certain Amended and Restated Loan Agreement, dated October 29, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement") among the Metallurg, Inc., a Delaware corporation, Shieldalloy Metallurgical Corporation, a Delaware corporation, and Metallurg International Resources, Inc., a New York corporation (collectively, the "Borrowers"), Pledgor and certain other affiliates of the Borrowers, as guarantors thereunder, the Agent and the Banks.

     WHEREAS, the Pledgor, Shieldalloy Metallurgical Corporation, certain affiliates of the Pledgor, as guarantors, the Agent and the Banks entered into that certain Loan Agreement dated as of April 14, 1997 (as amended and in effect prior to the date hereof, the "Existing Loan Agreement") and pursuant thereto the Pledgor and the Agent entered into a certain Stock Pledge Agreement dated as of April 14, 1997 (as amended and in effect prior to the date hereof, the "Existing Stock Pledge Agreement");

     WHEREAS, the Pledgor, the other Borrowers, certain affiliates of the Pledgor, as guarantors, the Agent and the Banks have agreed to modify certain provisions of the Existing Loan Agreement pursuant to the terms of the Loan Agreement;

     WHEREAS, the Pledgor is the direct or indirect legal and beneficial owner of the issued and outstanding shares of each class of the capital stock of the corporation described on Annex A (the "Subsidiary");

     WHEREAS, the Pledgor and the Agent and the Banks have agreed to modify certain provisions of the Existing Stock Pledge Agreement pursuant to the terms of this Agreement, to release the pledge of the stock of all other Subsidiaries (as defined in the Existing Stock Pledge Agreement) other than that of the Subsidiary (as defined herein);

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrowers under the Loan Agreement that the Pledgor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a pledge agreement in substantially the form hereof;

     WHEREAS, the Pledgor wishes to amend and restate the Existing Stock Pledge Agreement pursuant to this Agreement, in order to continue to grant pledges and security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that from and after the Restatement Date (as defined in the Loan Agreement) the Existing Stock Pledge Agreement shall be amended and restated in its entirety as follows:

     1. PLEDGE OF STOCK, ETC.

     1.1. PLEDGE OF STOCK. The Pledgor hereby pledges, assigns and grants a security interest in and delivers to the Agent, for the benefit of the Banks and the Agent, (a) 65% of the issued and outstanding shares owned by the Pledgor of every class of the capital stock of its subsidiary, Gesellschaft fur Elektrometallurgie mbH, as more fully described on Annex A hereto, to be held by the Agent, for the benefit of the Banks and the Agent, subject to the terms and conditions hereinafter set forth, and (b) all income, increases or proceeds with respect to or arising from such shares of the capital stock of such Subsidiary. The certificates for such shares described in clause (a), accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgor, have been delivered to the Agent, for the benefit of the Banks and the Agent.

     1.2. ADDITIONAL STOCK. In case the Pledgor shall acquire any additional shares of the capital stock of the Subsidiary or any corporation which is the successor of such Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock of any class of such Subsidiary, by purchase, stock dividend, stock split or otherwise, then the Pledgor shall forthwith deliver to and pledge such shares or other securities to the Agent, for the benefit of the Banks and the Agent, under this Agreement; provided that the Pledgor shall not be required hereby to deliver and pledge to the Agent any such additional shares of such Subsidiary if the result of such delivery would be to cause greater than 65% of the outstanding capital stock of such Subsidiary to be pledged to the Agent for the benefit of the Banks and the Agent hereunder. To the extent that it has not already done so, the Pledgor shall deliver to the Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by the Pledgor in blank. The Pledgor agrees that the Agent may from time to time attach as Annex A hereto an updated list of the shares of capital stock or securities at the time pledged with the Agent hereunder.

     1.3. PLEDGE OF CASH COLLATERAL ACCOUNT. The Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Agent, for the benefit of the Banks and the Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

     2. DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement. Terms used herein and not defined in the Loan Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of Massachusetts have such defined meanings herein, unless the context otherwise indicates or requires, and the following terms shall have the following meanings:

          Cash Collateral. See Section 4 hereof.

          Cash Collateral Account. See Section 4 hereof.

          Stock. Includes the shares of stock pledged to the Agent, for the benefit of the Banks and the Agent, hereunder and described on Annex A hereto and any additional shares of stock at the time pledged with the Agent, for the benefit of the Banks and the Agent, hereunder.

          Stock Collateral. The property at any time pledged to the Agent, for the benefit of the Banks and the Agent, hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Pledgor to the extent expressly permitted by Section 6 hereof.

          Time Deposits. See Section 4 hereof.

     3. SECURITY FOR OBLIGATIONS. This Agreement and the security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all the Obligations.

     4. LIQUIDATION, RECAPITALIZATION, ETC.

     4.1. DISTRIBUTIONS PAID TO BANK. Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 6 hereof, be paid over and delivered to the Agent to be held by the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Agent, for the benefit of the Banks and the Agent, to be held by it as security for the Obligations. Except to the limited extent provided in Section 6 hereof, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Agent, be held in trust for the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations.

     4.2. CASH COLLATERAL ACCOUNT. All sums of money that are delivered to the Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to both the Agent and the Pledgor provided, that, in each such case, arrangements satisfactory to the Agent are made and are in place to perfect and to insure the first priority of the Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

     4.3. PLEDGOR'S RIGHTS TO CASH COLLATERAL, ETC. Except as otherwise expressly provided in Section 15 hereof, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

     5. WARRANTY OF TITLE; AUTHORITY. The Pledgor hereby represents and warrants that: (a) the Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Stock described in Section 1 hereof and pledged to the Agent, for the benefit of the Banks and the Agent, hereunder, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement,
(b) all of the Stock described in Section 1 is validly issued, fully paid and non-assessable, (c) the Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of the Pledgor's charter documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (d) the information set forth in Annex A hereto relating to the Stock is true, correct and complete in all respects. The Pledgor covenants that it will defend the Agent's rights and security interest in the Stock pledged to the Agent, for the benefit of the Banks and the Agent, hereunder against the claims and demands of all persons whomsoever. The Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Agent, for the benefit of the Banks and the Agent, hereunder and will likewise defend the Agent's rights, pledge and security interest thereof and therein.

     6. DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock. All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Agent's option, as evidenced by the Agent's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

     7. REMEDIES.

     7.1. IN GENERAL. If an Event of Default shall have occurred and be continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

               (a) if the Agent so elects and gives notice of such election to the Pledgor, the Agent may vote any or all shares of the Stock pledged to the Agent hereunder (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of such Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

               (b) the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Stock Collateral;

               (c) the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

               (d) the Agent may cause all or any part of the Stock pledged to it hereunder and held by it to be transferred into its name or the name of its nominee or nominees; and

               (e) the Agent may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Agent.

     7.2. SALE OF STOCK COLLATERAL. In the event of any disposition of the Stock Collateral as provided in clause (c) of Section 7.1 hereof, the Agent shall give to the Pledgor at least ten (10) Business Days' prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. The Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Agent may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means. The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations in the order set forth in the Loan Agreement, after proper allowance for Obligations not then due. Only after such applications, and after payment by the Agent of any amount required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, need the Agent account to the Pledgor for any surplus.

     7.3. PRIVATE SALES. The Pledgor recognizes that the Agent may be unable to effect a public sale of the Stock pledged to it hereunder by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of such Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Agent agrees that any sale of the Stock pledged to it hereunder shall be made in a commercially reasonable manner, and the Pledgor agrees to use its best efforts to cause the issuer or issuers of such Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     8. MARSHALLING. The Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Agent's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

     9. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Agent or any Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Loan Agreement, the Notes, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     10. TRANSFER, ETC., BY PLEDGOR. Without the prior written consent of the Agent, except as otherwise permitted by the Loan Agreement, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

     11. FURTHER ASSURANCES. The Pledgor will do all such acts, and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Agent, for the benefit of the Banks and the Agent, hereunder, all without any cost or expense to the Agent or any Bank. If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

     12. BANK'S EXONERATION. Under no circumstances shall the Agent or any of the Banks be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Stock Collateral and (b) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Agent nor any Bank shall be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Stock Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

     13. NO WAIVER, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Agent, with the consent of the Majority Banks, and the Pledgor. No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Loan Agreement).

     14. NOTICE, ETC. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 16(c) of the Loan Agreement.

     15. TERMINATION. Upon final payment and performance in full of the Obligations, this Agreement shall terminate and the Agent shall, at the Pledgor's request and expense, return such Stock Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder.

     16. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Pledgor shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, its successors in title and assigns.


     17. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

     18. GOVERNING LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS AN INSTRUMENT UNDER SEAL AND THIS AGREEMENT AND THE

OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Pledgor by mail at the address specified in
Section 16(c)(i) of the Loan Agreement. The Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     19. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Pledgor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Agent is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 19.

     20. HEADINGS. The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     21. SEVERABILITY, ETC. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any agreements between the Agent and the Pledgor (collectively, the "Local Stock Agreements") entered into in order to perfect the Agent's interest, for the benefit of the Banks and the Agent, in the stock of the Subsidiary according to the laws of the Subsidiary's jurisdiction of incorporation, the terms and conditions of such Local Stock Agreements shall apply.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Agent have caused this Agreement to be executed as of the date first above written.

                                                METALLURG HOLDINGS CORPORATION

                                                By:
                                                   ----------------------------
                                                Name:
                                                Title:

                                                BANKBOSTON, N.A., AS AGENT

                                                By:
                                                   ----------------------------
                                                Name:
                                                Title:

                           ANNEX A TO PLEDGE AGREEMENT
                        (METALLURG HOLDINGS CORPORATION)

     None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Annex A.

                                                              NUMBER OF        NUMBER OF         PAR OR
                                            RECORD           AUTHORIZED       OUTSTANDING     LIQUIDATION   OWNED       PLEDGED
ISSUER                                      OWNER              SHARES           SHARES           VALUE      SHARES      SHARES
------                                      -----              ------           ------           -----      ------      ------
Gesellschaft fuer Elektrometallurgic    Metallurg Holdings   DM 6,000,000     DM 6,000,000        N/A       99.19% (a)  3,900,000
m.b.H.                                  Corporation


----------
(a) Evidence of ownership of shares delivered to the Bank; shares could not be removed from country of incorporation.

                                                                       EXHIBIT G

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                  [INSERT DATE]

To the Banks Party to the
 Loan Agreement Referred to Below
c/o BankBoston, N.A., as Agent
100 Federal Street, 01-08-05
Boston, Massachusetts 02110

Attn: ___________________

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Loan Agreement, dated as of October 29, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), by and among METALLURG, INC., a Delaware corporation, SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation, METALLURG INTERNATIONAL RESOURCES, INC., a New York corporation (collectively, the "Borrowers"), BANKBOSTON, N.A. and the other lending and financial institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and BankBoston, N.A., as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the respective meanings assigned to such terms in the Loan Agreement.

     Pursuant to Section 9.1(a)(iv) of the Loan Agreement, the principal financial or accounting officer of each of the Borrowers hereby certifies to each of you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [year] [quarter] next preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for year-end adjustments and provisions for footnotes).

IN WITNESS WHEREOF, the undersigned officers have duly executed this Compliance Certificate as of the date first written above.


                                 METALLURG, INC.

                                 By:
                                    ------------------------------
                                 Name:
                                 Title:

                                 SHIELDALLOY METALLURGICAL
                                 COPORATION

                                 By:
                                    ------------------------------
                                 Name:
                                 Title:

                                 METALLURG INTERNATIONAL
                                 RESOURCES, INC.

                                 By:
                                    ------------------------------
                                 Name:
                                 Title:

                                 SCHEDULE NO. 1
                            TO COMPLIANCE CERTIFICATE

                 (THIS SCHEDULE IS AS OF __________ AND PERTAINS
      TO THE PERIOD FROM _________ TO __________, THE "MEASUREMENT PERIOD")

                  FIXED CHARGE COVERAGE RATIO (SECTION 9.3(a))
               (for a period of four consecutive fiscal quarters)

1.   ADJUSTED OPERATING CASH FLOW:

     A.   EBITDA:

          (1) consolidated net income (or loss) of the North
          American Group after eliminating therefrom
          extraordinary non-recurring items of income, and
          after all expenses and other proper charges:          $
                                                                 -------------

          (2) plus income tax expense:                          $
                                                                 -------------
          (3) plus depreciation and amortization:               $
                                                                 -------------
          (4) plus all other non-cash charges:                  $
                                                                 -------------
          (5) minus non-cash items of income not
              otherwise deducted in calculating
              consolidated net income:                          $
                                                                 -------------
          (6)          TOTAL EBITDA:                            $
                                                                 -------------

     B.   Interest income and dividends from foreign
          Subsidiaries (to the extent not included
          in calculating EBITDA):                               $
                                                                 -------------
     C.   Cash payments for all taxes paid during such
          period for the North American Group (to the
          extent not otherwise deducted in calculating
          EBITDA):                                              $
                                                                 -------------
     D.   Capital expenditures made during such period
          for the North American Group to the extent
          permitted under the Loan Agreement (to the
          extent not otherwise deducted in calculating
          EBITDA):                                              $
                                                                 -------------
     E.   ADJUSTED OPERATING CASH FLOW
          (Item A(6) plus (B) minus (C) minus (D):              $
                                                                 -------------

2.   TOTAL DEBT SERVICE:
     Aggregate liability of the North American Group
     for interest on Indebtedness, whether expensed
     or capitalized, including payments consisting of
     interest in respect of capitalized leases, for principal
     payments in respect of Indebtedness and for commitment
     fees, financing fees, and other fees and expenses in
     connection with the borrowing of money or obtaining
     of credit which are classified as interest expenses,
     determined in accordance with GAAP:                        $
                                                                 -------------
3.   FIXED CHARGE COVERAGE RATIO
     (Ratio of Item 1(E) to Item 2)
     not to be less than 1.10:1.00:                                     : 1.00
                                                                 -------------

                                 SCHEDULE NO. 2
                            TO COMPLIANCE CERTIFICATE

               (THIS SCHEDULE IS AS OF ______________ AND PERTAINS
     TO THE PERIOD FROM _________ TO __________, THE "MEASUREMENT PERIOD.")

                       TOTAL OUTSTANDINGS (SECTION 9.3(b))
                                 (at all times)

1.   TOTAL OUTSTANDINGS:

        (a)  aggregate principal amount of the
             Loans outstanding:                               $
                                                               -------------
        (b)  plus the Maximum Drawing Amount:                 $
                                                               -------------
        (c)  plus any Unpaid Reimbursement Obligations:       $
                                                               -------------
        (d)  plus the Dollar Equivalent of the aggregate
             German Outstandings:                             $
                                                               -------------

        (e)  TOTAL OUTSTANDINGS
             (Item 1(a) plus 1(b) plus 1(c) plus 1(d)):       $
                                                               -------------
2.   BOOK VALUES OF ACCOUNTS RECEIVABLE AND INVENTORY:

        (a)  90% of the book value of accounts receivable
             of MI and the Restricted Subsidiaries (as
             defined in the MI Indenture):                    $
                                                               -------------
        (b)  plus 75% of the book value of the inventory
             of MI and the Restricted Subsidiaries (as
             defined in the MI Indenture):                    $
                                                               -------------

        (c)  TOTAL BOOK VALUES (Item 2(a) plus 2(b)):         $
                                                               -------------

3.   ITEM 1(e) MINUS ITEM 2(c) (not to be less than $0):      $
                                                               -------------

                                 SCHEDULE NO. 3
                            TO COMPLIANCE CERTIFICATE

               (THIS SCHEDULE IS AS OF ______________ AND PERTAINS
     TO THE PERIOD FROM __________ TO _________, THE "MEASUREMENT PERIOD.")

                        LIQUIDITY LEVEL (SECTION 9.3(c))
                                 (at all times)

1.   LIQUIDITY LEVEL

     (a)  Borrowing Base Availability:

          (i)   aggregate amount of Total Outstandings
                (excluding German Outstandings)                 $
                                                                 -------------
          (ii)  plus the sum of the German Facility Reserves,
                if any, of each of the German Borrowers         $
                                                                 -------------
          (iii) Sum of Items 1(a)(i) plus 1(a)(ii):             $
                                                                 -------------
          (iv)  Borrowing Base:                                 $
                                                                 -------------
          (v)   Borrowing Base Availability                     $
                (Item 1(a)(iii) minus 1(a)(iv)):                 -------------

     (b)  Daily Cash Balance:                                   $
                                                                 -------------
     (c)  TOTAL LIQUIDITY LEVEL
          (Item 1(a)(v) plus Item 1(b))
          (not to be less than $10,000,000):                    $
                                                                 -------------